UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 26, 2016 (October 19, 2015)

WAVE SYNC CORP.

 (Exact name of registrant as specified in its charter)

Delaware	001-34113	74-2559866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Wall Street, 28th Floor, New York, NY 10005
(Address of principal executive offices)

Registrant’s telephone number, including area code:  646-512-5855

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information contained in this Current Report on Form 8-K include forward-looking statements which are not historical reflect our current expectations and projections about our future results, performance, liquidity, financial condition, prospects and opportunities and are based upon information currently available to us and our management and our management’s interpretation of what is believed to be significant factors affecting the business, including many assumptions regarding future events.  Such forward-looking statements include statements regarding, among other things:

●	our ability to reach widespread commercial viability;

●	our growth strategies;

●	our anticipated future operation and profitability;

●	our future financing capabilities and anticipated need for working capital;

●	the anticipated trends in our industry;

●	our ability to expand our marketing and sales capabilities;

●	acquisitions of other companies or assets that we might undertake in the future;

●	our operations in China and the regulatory, economic and political conditions in China; and

●	current and future competition.

Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology.  Actual results, performance, liquidity, financial condition, prospects and opportunities could differ materially from those expressed in, or implied by, these forward-looking statements as a result of various risks, uncertainties and other factors, including the ability to raise sufficient capital to continue our operations.  Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Current Report on Form 8-K generally.  In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained herein will in fact occur.

Potential purchasers of our common stock or other securities should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

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EXPLANATORY NOTE

Wave Sync Corp., formerly known as China Bio-Energy Corp. (the “Company”), is filing this Amendment No.2 to the Company’s Current Report on Form 8-K (the “Amendment No. 1”) to amend the Company’s Current Report on Form 8-K (the “Original 8-K”) originally filed with the Securities and Exchange Commission (the “SEC”) on October 20, 2015 as amended on December 14, 2015.

This Current Report on Form 8-K/A being filed in connection with a series of transactions consummated by the Registrant, and certain related events and actions taken by the Registrant.

This Current Report on Form 8-K/A includes the following items on Form 8-K/A:

Item 1.01	Entry into a Material Definitive Agreement
Item 2.01	Completion of Acquisition or Disposition of Assets
Item 3.02	Unregistered Sale of Equity Securities
Item 5.01	Changes in Control of Registrant
Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 5.06	Change in Shell Company Status
Item 9.01	Financial Statements and Exhibits

Certain Definitional Conventions Used in this Current Report

In this Current Report on Form 8-K/A, unless the context requires or is otherwise specified, references to the “Registrant,” “Company,” “we,” “us,” “our” and similar expressions include the following entities, after giving effect to the Acquisition (as defined herein):

(i)	Wave Sync Corp., formerly known as China Bio-Energy Corp., a Delaware company (most commonly referred to herein as the “Registrant” or “WAYS” as the context requires), which is our publicly traded parent company;
(ii)	EGOOS Mobile Technology Company Limited, a British Virgin Islands company and a wholly-owned subsidiary of the Registrant (“EGOOS BVI”);
(iii)	EGOOS Mobile Technology Company Limited, a Hong Kong company (“EGOOS HK”) and a wholly owned subsidiary of EGOOS BVI;
(iv)	Move the Purchase Consulting Management (Shenzhen) Co., Ltd., a wholly owned subsidiary of EGOOS HK incorporated in the People’s Republic of China, or PRC, or China as a wholly foreign-owned enterprise (“WFOE” or “Yigou”);
(v)	Guangzhou Yuzhi Information Technology Co., Ltd., our principal operating subsidiary, which is a Chinese variable interest entity that the WOFE controls through certain contractual arrangements (“Guangzhou Yuzhi”);
(vi)	Shenzhen Qianhai Exce-card Technology Co., Ltd., a Chinese corporation and a wholly owned subsidiary of Guangzhou Yuzhi (“Shenzhen Exce-card”); and
(vii)	Guangzhou Rongsheng Information Technology Co., Ltd., a Chinese corporation and a wholly owned subsidiary of Shenzhen Exce-card (“Guangzhou Rongsheng”, together with Guangzhou Yuzhi and Shenzhen Exce-card, is collectively referred to herein as “Guangzhou Yuzhi and its Subsidiaries”).

Item 1.01 Entry into a Material Definitive Agreement

Share Purchase Agreement

Reference is made to Item 2.01 of this Current Report for a description of a Share Purchase Agreement, entered into on October 19, 2015 (the “Share Purchase Agreement”), and a related acquisition transaction (the “Acquisition”) by and between the Registrant, EGOOS BVI and the sole shareholder of EGOOS BVI.

As a result of the Acquisition, EGOOS BVI has become a wholly-owned subsidiary of the Registrant and business of the Registrant is now the business of EGOOS’ indirect, controlled subsidiaries Guangzhou Yuzhi, Shenzhen Exce-card and Guangzhou Rongsheng, corporations organized in the PRC.

Item 2.01 Completion of Acquisition or Disposition of Assets

On October 19, 2015, Wave Sync Corp., formerly known as China Bio-Energy Corp.(the “Registrant” or the “Company”) entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with EGOOS Mobile Technology Company Limited, a British Virgin Islands holding company (“EGOOS BVI”), which owns 100% of EGOOS Mobile Technology Company Limited, a Hong Kong company (“EGOOS HK”), which owns 100% of Move the Purchase Consulting Management (Shenzhen) Co., Ltd. (“WOFE” or “Yigou”), a foreign investment enterprise organized under the laws of the PRC, and which has, through various contractual agreements, management control and the rights to the profits of Guangzhou Yuzhi Information Technology Co., Ltd., a corporation organized under the laws of the PRC as a variable interest entity(“Guangzhou Yuzhi”), which owns 100% of Shenzhen Qianhai Exce-card Technology Co., Ltd., a Chinese corporation (“Shenzhen Exce-card”), which owns 100% of Guangzhou Rongsheng Information Technology Co., Ltd., a Chinese corporation (“Guangzhou Rongsheng”, together with Guangzhou Yuzhi and Shenzhen Exce-card, is collectively referred to herein as “Guangzhou Yuzhi and its Subsidiaries”), and the sole shareholder of EGOOS BVI. Guangzhou Yuzhi and its Subsidiaries engage in research, development, marketing and distribution of inlays/audio chips for audio bank card products.

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The Share Purchase Agreement provides for an acquisition transaction (the “Acquisition”) in which the Registrant, through the issuance of a convertible note in the principal sum of Fifteen Million U.S. Dollars ($15,000,000) to EGOOS BVI’s sole shareholder, will acquire 100% of EGOOS BVI. Such note is convertible at a conversion price equal to $1.00 per share into 15,000,000 shares of the Company’s common stock, on a post Reverse Split (as defined below) basis, at noteholder’s election, at any time after 30 days following issuance of such note but prior to two year anniversary of the date of such note (the “Maturity Date”), provided that the Company has effectuated a reverse split of all of the issued and outstanding Common Stock as of the date of the issuance of the note (the “Reverse Split”). The outstanding principal amount of this note is payable on the Maturity Date, without interest, unless this note has been earlier converted. Upon conversion of the note (the “Conversion”), the existing shareholders of the Registrant will own an aggregate of 24.7% of the post-acquisition entity.

The closing of the Acquisition (the “Closing”) took place on October 19, 2015 (the “Closing Date”). On the Closing Date, pursuant to the terms of the Share Purchase Agreement, the Registrant acquired all of the outstanding equity securities of EGOOS BVI from the sole shareholder of EGOOS BVI; and the shareholder of EGOOS BVI transferred and contributed all of his issued and outstanding shares of EGOOS BVI to the Registrant. In exchange, the Registrant issued to the sole shareholder of EGOOS BVI a convertible note, which may be converted into an aggregate of 15,000,000 Post-Split Common Shares of the Registrant. There is no material relationship between the sole shareholder of EGGOS BVI and/or EGOOS BVI, on one hand, and the Company and its affiliates or associates, on the other hand.

On August 5, 2015, Yigou entered into an Exclusive Service Agreement which entitles Yigou to substantially all of the economic benefits of Guangzhou Yuzhi and its Subsidiaries in consideration of services provided by Yigou to Guangzhou Yuzhi and its Subsidiaries. In addition, Yigou entered into certain agreements with each of Wenbin Yang, Ping Li, (collectively, the “Guangzhou Yuzhi shareholders”), as well as Guangzhou Yuzhi and its Subsidiaries, including (i) a Call Option Agreement allowing Yigou to acquire the shares of Guangzhou Yuzhi as permitted by PRC laws, (ii) a Voting Rights Proxy Agreement that provides Yigou with the voting rights of the Guangzhou Yuzhi shareholders and those of Guangzhou Yuzhi, and (iii) an Equity Pledge Agreement that pledges the shares in Guangzhou Yuzhi and its Subsidiaries to Yigou. This VIE structure provides Yigou, a wholly-owned subsidiary of EGOOS HK, with control over the operations and benefits of Guangzhou Yuzhi and its Subsidiaries without having a direct equity ownership in Guangzhou Yuzhi and its Subsidiaries (EGOOS BVI, EGOOS HK, Guangzhou Yuzhi, Shenzhen Exce-card, Guangzhou Rongsheng and Yigou are collectively referred to herein as the “Group”).

A director and former CEO of the Company, Ms. Mei Yang, has since December 2013 worked as a vice president of Shenzhen Exce-Card, a wholly owned subsidiary of Guangzhou Yuzhi, which is indirectly wholly-controlled by EGOOS BVI. Ms. Yang therefore was on both sides of the Company’s transactions with EGOOS BVI. Ms. Yang does not hold any equity interest in EGOOS BVI or Shenzhen Exce-Card and received no consideration in connection with the Acquisition.

As all of the companies in the Group are under common control, this has been accounted for as a reorganization of entities and the financial statements have been prepared as if the reorganization had occurred retroactively. The Registrant has consolidated the operating results, assets and liabilities of Guangzhou Yuzhi and its Subsidiaries within its financial statements.

FORM 10 INFORMATION

Information in response to this Item 2.01 below is keyed to the item numbers of Form 10.

Part I

Item 1. Description of Business.

Overview

Wave Sync Corp. (“WAYS”) was incorporated on December 23, 1988 as a Delaware corporation. It became a shell company in July 2015 as a result of terminating its contractual relationship with its then existing “variable interest entity” subsidiaries. Through the Acquisition, the Registrant acquired EGOOS BVI and its principal operating subsidiaries, Guangzhou Yuzhi, Shenzhen Exce-card and Guangzhou Rongsheng (“Guangzhou Yuzhi and its Subsidiaries”). A summary of the business of Guangzhou Yuzhi and its Subsidiaries is described below.

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General

EGOOS BVI, a British Virgin Islands business company, acts as a holding company and indirectly controls Guangzhou Yuzhi (a variable interest entity in China) and its Subsidiaries. EGOOS BVI’s sole source of income and operations is through its indirect, contractual control of Guangzhou Yuzhi and its Subsidiaries.

Based in the city of Guangzhou, Guangdong Province, China, Guangzhou Yuzhi and Guangzhou Rongsheng are principally engaged in software and information technology services and share full-time employees with Shenzhen Exce-card.

Shenzhen Exce-card is based in the city of Guangzhou, Guangdong Province, China, with branches in Beijing and Shanghai, and a business development department in New York. Additionally, Shenzhen Exce-card has entered into a partnership agreement with UINT France located in Saint Aubin, France (“UINT”), amended and supplemented by an amendment dated March 27, 2015 (as amended and supplemented, the “Partnership Agreement”), pursuant to which UINT is engaged by Shenzhen Exce-card to conduct product research and development (“R&D”) and other related services in connection with new audio signals, testing and producing new inlays for audio bank card and assisting the card manufacturers with lamination test, new generation of audio card, and assisting the card manufacturers with certification of the new audio card products.

Shenzhen Exce-card is principally engaged in the design and production of inlays composed of flexible circuit boards for active smart cards and other products in the related technological field, which provide a comprehensive solution for mobile payment. As of the date of this Current Report, Shenzhen Exce-card has approximately 23 full-time employees.

In February 2015, Shenzhen Exce-card developed an electronic inlay utilizing innovative audio technology and embedded in a specialized IC card product, namely, “audio bank card.” We were granted the patent (expiring in 2023) pertaining to such audio bank cards inlay. The audio bank cards meets innovative product standards set forth by UnionPay, the only domestic bank card organization in China as well as the only interbank network in mainland China. UnionPay has authorized its logo to be displayed on the audio bank cards. However, it should be noted that we have no contractual agreement or arrangement with UnionPay with respect to audio bank cards.

We supply and sell electronic inlays embedded with audio chips and other modules to card manufacturers, such as Hengbao Co., Ltd. (“Hengbao”) and Wuhan Tianyu Information Industry Co., Ltd. (“Tianyu”), which have established relationships with major banks in China. Up to date in 2015, we generated revenue in the amount of RMB150,000 (approximately $23,602.72), from the aforementioned sales to Tianyu.

We believe our growth in the coming years may be supported by the continuing expansion of the market for bank cards and electronic payment in the PRC. According to data compiled by the People’s Bank of China (the “PBOC”), by the end of 2014, the amount of bank cards issued in aggregate reached 5 billion in the PRC.

We are seeking to develop and maintain long-term relationships with major card issuers in China. Since 2014, they have been actively communicating with China Construction Bank (“CCB”), one of China’s four major banks, in the pursuit of promoting new audio bank cards embedded with our inlays, which communications led to CCB’s desire to launch a pilot audio bank card program to be operated by its Guangdong branch offices (“CCB Guangdong”). Under this proposed program, 500,000 audio cards are expected to be manufactured by Tianyu, with inlays supplied by Shenzhen Exce-card, and issued and distributed by CCB Guangdong to some of its 25 million customers. At a meeting among Shenzhen Exce-card, Tianyu, and CCB Guangdong in Guangzhou, Guangdong Province, PRC held on September 24, 2015, CCB Guangdong indicated that they would report to the individual finance department and procurement department of CCB’s headquarters for approval to start the procurement process regarding these 500,000 audio bank cards. As of the date of this Current Report, there is no definitive agreement entered into by CCB Guangdong regarding the procurement of the audio bank cards, and there is no assurance that such agreement will be entered into or the pilot program will be launched. If this pilot program is launched and proved to be successful, CCB is expected to issue 4 million audio bank cards in various locations in China.

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We also plan to develop relationships with the other three of China’s four major banks, i.e., China Industrial and Commercial Bank, Bank of China, and Agricultural Bank of China, with the goal of substituting 10% of their bank card issuance with audio bank cards, which represents up to 75 million audio bank cards annually.

Other than the research, development, marketing and distribution of inlays for audio bank cards, we will seek to develop and expand our product and services to other fields, which may include providing business consulting services, solutions and software products, and system development services to card issuing banks, third party payment entities, and other card issuing entities, and may also include entering into cooperation agreements with banks to issue co-branded cards in order to share annual fees and transaction fees generated by these co-branded cards, and developing customers and commercial users via the operation of audio payment platform. Up to date in 2015, we generated revenue in the amount of RMB900,000 (approximately $141,616.31) from selling a set of audio payment platform software to Tianyu.

The executive office of the Company is located at 40 Wall Street, 28th Floor, New York, NY 10005.

Organization and Consolidated Subsidiaries

EGOOS BVI’s organizational structure was crafted to abide by the laws of the PRC and maintain tax benefits as well as internal organizational efficiencies. EGOOS BVI’s post–acquisition organization structure is summarized below:

Overview of the Audio Bank Card Market

The Global Bank Card Market

A report published by the Euromonitor International in March 2015 titled “Consumer Payments 2015: Trends, Developments and Prospects” indicates that the global consumer payment market has more than doubled over the last decade, to reach US$47 trillion in payment volume in 2014. American Express, Diners Club, JCB, MasterCard, UnionPay, and Visa brand cards generated 168.56 billion transactions at merchants in 2013, an increase of 19.17 billion or 12.8% over 2012, according to the Nilson Report on “Global Cards – 2013” published in July 2015. Credit, debit, and prepaid cards in circulation totaled 8.33 billion at the end of 2013, up 13.3% or 975.0 million cards over year-end 2012.

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The Global Contactless Bank Card Market

Contactless bank cards are bank cards that allow holders to make a transaction without actually swiping or inserting the card into a payment terminal. Instead, at the point of transaction, the card holder taps or touches the contactless reader with their bank cards. The contactless reader then scans the payment information using radio frequency identification (RFID) technology for secure payments. An audio bank card, a type of contactless bank card, is an IC card embedded with active integrated circuit, which enable it to communicate via unique audio frequency with receiving devices without any physical contact (“audio chip”). Audio bank cards can be broadly used in electronic payment and card transactions, providing safer and more convenient card-using experience for cardholders in the internet era. Audio bank cards embedded with our inlays are described as bank cards with audio dynamic password. Such innovative technology meets international standards of bank cards such as those standards established by MasterCard for active smart bank cards. Audio chips for bank cards are highly innovative and are new to the industry, world-wide and in the PRC.

The Chinese Bank Card Market

According to a report published by the PBOC, in 2014, an aggregate of 4.936 billion bank cards were issued in China, an increase of 17.13% over 2013; national cardholding per capita was 3.64, an increase of 17.04% over 2013. 59.573 billion transactions were made by bank cards in China in 2014, totaling 449.90 trillion renminbi or RMB. Furthermore, in 2014, electronic payment reached 1.4 quadrillion RMB, among which 22.59 trillion RMB was mobile payment, an increase of 134.3% over 2013; 6.04 trillion RMB was telephone payment, an increase of 27.41% over 2013; 1.376 quadrillion RMB was online payment, an increase of 30.65% over 2013. Additionally, with the promotion by the PBOC on upgrading magnetic stripe cards to IC cards with a statement that national commercial banks should no longer issue magnetic stripe bank cards after January 2015, leading banks in China have been making great efforts to such replacement.

The Chinese Contactless Bank Card Market

Audio bank cards enable a direct communication between bank cards and electronic devices (including telephones, cell phones, tablets, and computers), allowing electronic payment by bank cards. Audio bank cards can be used in swiped transactions (including point of sale payment and ATM deposit, withdrawal and transfer) as a regular bank card as well as transactions via electronic payment which, according to the Payment and Settlement System Report published by the PBOC in April 2014, is a combined market of potentially up to 1.85 quadrillion RMB.

Supportive Government Policies and Legislation in the PRC

On January 1, 2008, the National People’s Congress of China passed “the Enterprise Income Tax Law of the People's Republic of China.” Accordingly, “the enterprise income tax on important high- and new-tech enterprises that are necessary to be supported by the state shall be levied at the reduced tax rate of 15%”, which applies to Guangzhou Yuzhi and its Subsidiaries. The regular enterprise income tax rate is 25% in China.

On July 18, 2015, the PBOC, the Ministry of Industry and Information Technology, the Ministry of Finance and 7 other state government authorities jointly issued the Guideline Opinions on Promoting the Healthy Development of Internet Finance (the “Guidelines”), which aim to encourage innovation and to support the steady development of internet finance.

In April 2005, the PBOC and other state departments jointly promulgated Certain Opinions on Promoting the Development of Bank Card Industry, which encouraged and promoted work emphasis of related government authorities on, among other things, meeting the demand and improving the varieties and functions of bank cards, promoting a fast and sound development of bank card handling market, enhancing the risk management of bank cards, and implementing industrial incentive policies to support the bank card industry.

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Technology and Product Description

An audio bank card is a dual interface card with financial IC module and audio IC module. Financial IC chip performs UnionPay standard functions such as debit and credit, and small amount payment transactions. It also supports communications with the audio IC chip. Moreover, the financial IC chip processes and modulates banking data to sound wave signal in order to communicate with cell phones, PCs, telephones and other audio receiving devices. The financial IC module may work independently from the audio IC module.

All of the components used in our core inlays for an audio bank card including PCB, paper battery, processor, buzzer, and button are bendable and can be integrated into an ISO7810 card. Audio bank cards embedded with our inlays are described as bank cards with audio dynamic password. Such technology meets international standards of bank cards such as those standards established by MasterCard for active smart bank cards. An audio bank card can be used for 5 to 10 years and for 30,000 to 50,000 times. It is anti-bending, anti-embossment, anti-electromagic, anti-noise, and is adaptable to high and low temperature.

An Audio bank card operates as follows: first, personalized banking information, customer information and security verification information are stored in a chip embedded in the audio bank card; at point of transaction, a cardholder pushes the button on the bank card, which triggers the modulation of banking information and security information into sound wave; a receiving device recognizes this sound wave and completes the transaction by processing information received from the audio bank card. Information transmitted by audio bank card via such sound wave includes bank card number, dynamic expiration date, dynamic CVN2, dynamic password and encrypted verification information. Receiving devices can be a telephone, a mobile phone, a laptop, a personal computer or any personal electronic devices embedded with audio-receiving microphones. A special receiving device or a reader is not necessary. Upon receipt of the audio frequency, the receiving device converts the module received into the data originally stored in that particular audio bank card, which will then be sent to bank for interactive voice response (IVR) de-coding.

Compared with traditional magnetic stripe bank cards and bank cards only embedded with financial IC chips, audio bank cards are more secure, more convenient and enjoy wider applications. Data and programs stored in the audio IC chip are equipped with anti-tampering mechanism, guaranteeing the security of the data-storage key. Technology such as parity bit, cyclic redundancy check (CRC), and dynamic encryption ensures data security. When executing contactless communication, the sound wave emitted by our audio cards differ each time with different unique passwords, through hardware dynamic encryption; repetitive use by recording is prevented by event calculation; communication errors are avoided by CRC. Additionally, audio bank card holders can conduct transactions without binding devices or signing receipts. Our audio bank cards can be used in a wide range of areas such as electronic bank, mobile payment, telephone payment, online payment, industrial practice, and can also be used as a regular bank card.

R&D Partner

Shenzhen Exce-card entered into a partnership agreement with UINT France (“UINT”) located in Saint Aubin, France, which was amended and supplemented by an amendment dated March 27, 2015 (as amended and supplemented, the “Partnership Agreement”) with a term from May 1, 2014 to April 30, 2016 (the “Term”), to engage UINT in product research and development (R&D) of new audio wave emission device and new inlay for audio bank cards. Pursuant to the Partnership Agreement, Shenzhen Exce-card paid UINT €120,000 for R&D, and loaned €60,000 to UINT for operation costs, both of which will be refunded to Shenzhen Exce-card if Shenzhen Exce-card acquires UINT within 18 months after the date of execution, i.e., November 1, 2015. Both parties are currently negotiating on the details of such acquisition. However, if such acquisition does not occur within this time frame, UINT will repay the loan via fees charged on issuance of cards. Such repayment will be triggered after Shenzhen Exce-card has ordered 1 million audio bank cards from UINT. Further, the costs and rights of any patent related to the new audio bank card product arises during the Term are borne by and shared costs and rights of any patent by both parties.

Additionally, for five years from the date on which the first audio bank card is officially deployed by any commercial banks in China, which is expected to be in the first quarter of 2016, Shenzhen Exce-card will be the exclusive distributor of the audio card products within the territory of China, including Hong Kong, Macau and Taiwan (the “Greater China Area”), and the distributor of the audio card product within the United States territory. A €0.1 per audio card product will be paid by UINT to Shenzhen Exce-card as royalty in other areas the product is distributed, while no such royalty will be paid in the Greater China Area or the United States. In the event that Shenzhen Exce-card acquires 100% of UINT, UINT will cease to pay such royalty.

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Manufacturing Partner

Currently, we engage UINT to manufacture our inlays for the audio bank cards and some of the 10,000 beta testing audio bank cards for Guangzhou Yuzhi and its Subsidiaries in its 9,000 square feet manufacturing facility (including a 5,000 square feet “clean room” in which the concentration of airborne particles is controlled to specified limits) located in Limoges, France. The plant is fully operational and has a production capacity of 6 million cards per year.

Customers

Our inlays and relevant technology support are expected to be sold to bank card manufacturers. Audio bank cards embedded with our inlays are then expected to be sold to the CCB Guangdong via its pilot program. In addition, we expect to develop and maintain our relationships with other banks throughout China.

Shenzhen Exce-card has entered into cooperation agreements on July 23, 2014 and July 7, 2014, respectively, to partner with two bank card manufacturers in China, Hengbao and Tianyu, both of which are publicly traded on China’s Shenzhen Stock Exchange and have established relationships with major commercial banks in China as their bank card providers, including Bank of China, Bank of Communications, CCB, Agricultural Bank of China, and Industrial and Commercial Bank of China.

Additionally, Shenzhen Exce-card and Tianyu signed a more detailed audio bank card production preparation service agreement, according to which, from May 1, 2015 to May 1, 2016, Shenzhen Exce-card is to provide inlays for testing, technology and support to Tianyu for the manufacturing of the audio bank card end product, and in return, Tianyu pays RMB150,000 (approximately $23,630.61) for Shenzhen Exce-card’s services. Tianyu, headquartered at Huazhong University of Science and Technology Science Park in Wuhan City, Hubei Province, China, is a high-tech enterprise focusing on the research and development, manufacturing, and sale of products and services related to data security, mobile internet, and payment services. It has an annual production capacity of 500 million IC cards, and an estimated annual production capacity of 10 million audio bank cards. At present, Tianyu is testing and digesting the technics for the lamination of audio bank cards, and thus, is manufacturing a portion of the 10,000 beta testing audio bank cards for Guangzhou Yuzhi and its Subsidiaries.

Shenzhen Exce-card has also entered into a cooperation agreement with Hengbao on September 28, 2015, according to which, for 10 years from the date of this agreement, Shenzhen Exce-card is to provide inlays, technology and support to Hengbao for the manufacturing of the audio card end product, and in return, Hengbao pays RMB200,000 (approximately $31,507.48) for Shenzhen Exce-card’s services. Shenzhen Exce-card and Hengbao also agree to cooperate and develop the market application and to gradually increase the market shares of audio bank cards. Hengbao, headquartered in Beijing, China, with a manufacturing facility in Danyang City, Jiangsu Province, China, is one of the largest card manufacturers and providers in China. Hengbao has recently started to test and adjust the technics for the lamination of audio bank cards according to the cooperation agreement between Shenzhen Exce-card and Hengbao.

The Manufacturing Process

Audio bank cards are produced through the following process:

1.	Inlay production. Pieces of electro-circuit are tested, and then embedded in a flexible circuit board through fine technics to build up the “brain” of the card. Several functional modules including an audio IC chip, a paper battery, a button, and a buzzer which can generate unique audio wave are then installed onto this flexible circuit board.
2.	Lamination. The assembled inlay will be implanted into a card base laminated with multiple foils and the financial IC chip.

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Competition

We currently are not aware of any other companies in China or outside of China which is producing or marketing the similar products as ours.

However, upon the introduction of our products and technology into the market, our potential competitors worldwide may include NagraID Security SA, a Switzerland-based technology and security services supplier for governments, enterprises, the banking industry and online electronic transactions; SmartPlayer Technology Co., Ltd., a Taiwan-based developer of viable display module for smart card applications; Suzhou HierStar System Limited, a PRC-based company that focuses on display cards embedded with one-time password (OTP) and public key infrastructure (PKI) technologies; and UINT.

Our Growth Strategy

In the next five years, we seek to grow our business by pursuing the following strategies:

●	Focus on active smart cards, and research and develop active financial IC card products and applications that meet the market needs;

●	Actively explore options in modern service industry, such as Internet finance and mobile payment services;

●	Develop electronic payment channel of audio bank cards, and to structure application environment for audio bank cards issued by CCB; and

●	Strengthen and/or develop relationships with major banks.

Our Strengths and Competitive Advantages

We believe we are well positioned to achieve our business objectives and to execute our strategies due to the following competitive strengths:

●	Audio bank cards embedded with our inlays may solve the issues related to electronic payment security and terminal adaption problems pertaining to transactions by electronic devices;

●	Compared to third party payment solutions, bank cards are accepted more by the general public as the regular and more secured payment method;

●	Audio bank cards embedded with our inlays support a wide range of transaction channels and can be adapted easily by retail clients in various sectors as well as clients with online payment options;

●	We have a team of management with ample experience in financial IC card technology, operation of banking systems, microwave photonics and software security, as well as business operation and management.

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Marketing

Since we supply audio chips/inlays for bank cards, we have not engaged in direct advertising efforts for marketing our products to the mass bank card end users.

Our marketing strategy is to develop relationships with large banks in China, starting with the pilot program expected to launch the first quarter of 2016 when CCB introduces the audio bank cards embedded with our flexible circuit board with the audio chips to its customers. Along with and subsequent to such pilot program, we may seek to further develop relationships with China Industrial and Commercial Bank, Bank of China, Agricultural Bank of China, and Bank of Communications. Issuance of audio bank cards by these large banks may in turn encourage other smaller banks in China to work with us and market our products to their customers.

Pricing

At present, there are no similar products on the market. Taking into account the level of acceptance by the market and the negotiation with issuing banks, we suggest that the unit price of the audio bank cards with our inlays to be set at 55 RMB, approximately $8.65, and inlay audio chip at 45 RMB, approximately $7.08. Price will be adjusted downwards upon the increase of volume issued and appearance of competitors.

R&D

Pursuant to the Partnership Agreement between Shenzhen Exce-card and UINT, for the period from May 1, 2014 to April 30, 2016, Shenzhen Exce-card paid UINT €120,000 for R&D services, €20,000 of which was for developing new audio signals of new audio card product, €30,000 of which was for the testing of new Inlay and assisting the card manufacturers with lamination test , €50,000 of which was for the conception of new generation audio cards, and the last €20,000 of which was for assisting the card manufacturers with certification of the new audio card product. Another €60,000 was loaned to UINT to cover its operation costs.

UINT currently have 12 employees for R&D. We expect to invest resources to retain more qualified employees and update our R&D equipment in China for our second generation audio bank cards with one chip of a combined function of audio chip and financial chip, and third generation audio bank cards with fingerprint sensor chips and other personalized functions.

Seasonality

We do not expect our operating results and operating cash flows to be subject to seasonal variations.

Employees

Substantially all of our employees are located in China. As of October 6, 2015, Guangzhou Yuzhi and its Subsidiaries had 23 employees. There are no collective bargaining contracts covering any of our employees. We believe our relationship with our employees is satisfactory.

We are required to contribute a portion of our employees’ total salaries to the Chinese government’s social insurance funds, including medical insurance, unemployment insurance and workers’ compensation insurance, and a housing assistance fund, in accordance with relevant regulations. Guangzhou Yuzhi and its Subsidiaries are currently paying social insurance for all of their 23 full-time employees through a third party agent. We expect the amount of contribution to the government’s social insurance funds to increase in the future as we expand our workforce and operations.

Insurance companies in China offer limited business insurance products. While business interruption insurance is available to a limited extent in China, we have determined that the risks of interruption, cost of such insurance and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. As a result, we could face liability from the interruption of our business.

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Forward-Looking Statements

Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those anticipated and you should not rely on them as predictions of future events. Although information is based on our current estimates, forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise. You are cautioned not to place undue reliance on this information as we cannot guarantee that any future expectations and events described will happen as described or that they will happen at all. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

Intellectual Property

Currently we have two granted patents whose terms are ten years from April 21, 2015 and September 4, 2013, the dates of application, respectively, and four pending patent applications in the PRC, all of which are related to the technology and design utilized in the audio bank card and its transaction system. We also have three pending trademark applications in the PRC, two of which are with respect to financial and monetary affairs and one is with respect to computer programs, magnetic data media and internet communication devices.

Pursuant to the Partnership Agreement, any background information and know-how used in connection with the agreement remain the property of the party introducing such background information. UINT’s know-how relating to the services it provides under this agreement remains the exclusive property of UINT and it may use such know-how for other clients. Additionally, the costs and rights of any patent related to the new audio bank card product arises during the Term are borne by and shared equally by both parties.

Government Regulation

We believe that we have been compliant to date with all requirements required by the applicable governing authorities in China for the research, development, production and distribution of audio bank cards embedded with our inlays, and that such laws, rules and regulations do not currently have a material impact on our operations. However, it is possible that more stringent rules or regulations could be adopted, which may increase our operating costs and expenses.

Additionally, since 1997, the PBOC has issued several versions of Financial IC Card Specifications. On November 3, 2014, PBOC published a Notice on Further Application of Financial IC Card, proposing a time frame, i.e., from April 1, 2015, new financial IC cards issued by any issuing banks should comply with the PBOC Financial IC Card Specifications version 3.0. We believe that we are in compliance with these requirements by the PBOC.

Properties

Guangzhou Yuzhi’s office is located at Suite 1601-A, 437 Middle Dongfeng Road, Yuexiu District, Guangzhou City, Guangdong Province, China. We lease a total of approximately 40 square meters (approximately 431 square feet) of office space at the aforementioned address pursuant to one lease agreement. Pursuant to this agreement, which will expire on May 1, 2017, the monthly rent is approximately RMB 6,004 (approximately $941).

Shenzhen Exce-card’s corporate headquarters is located at Suite 1601-C, 437 Middle Dongfeng Road, Yuexiu District, Guangzhou City, Guangdong Province, China. We lease a total of approximately 126 square meters (approximately 1,356 square feet) of office space at the aforementioned address pursuant to one lease agreement. Pursuant to this agreement, which will expire on May 1, 2017, the monthly rent is approximately RMB 16,000 (approximately $2,508).

Shenzhen Exce-card’s Beijing branch is located at Suite 1505, Zhujiang Dijing District D, Building No.5, Xidawang Road, Chaoyang District, Beijing, China. We lease a total of approximately 140 square meters (approximately 1,507 square feet) of office space at the aforementioned address pursuant to one lease agreement. Pursuant to this agreement, which will expire in August 2017, the monthly rent is approximately RMB 12,000 (approximately $1,866).

Shenzhen Exce-card’s Shanghai branch is located at 212 Jiangning Road, Dike Building, 20th Floor, Shanghai, China. We lease two cubicles in the co-working space at the aforementioned address with monthly rent of approximately RMB 6,000 (approximately $933) pursuant to one lease agreement. Pursuant to this agreement, the lease term is flexible with a two-month notice for termination.

Shenzhen Exce-card’s New York branch is located at 40 Wall Street, 28th Floor, New York, NY. We lease a total of approximately 323 square feet of two offices at the aforementioned address pursuant to two lease agreements. Accordingly, the lease term for one office will expire in January 2016, and the other will expire in Novebmer 2016, both of which will be automatically renewed unless a 90-day notice is given. The total monthly rent for these two offices is approximately $5,439.

Current, we do not have our own manufacturing facility.

For more details please refer to the section titled “Risks Related to the Overall Business of Guangzhou Yuzhi and its Subsidiaries” included in “Item 1A Risk Factors” below.

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Item 1A. Risk Factors.

Our business, operations and financial condition are subject to various risks. Some of these risks are described below and you should take these risks into account in making a decision to invest in our Common Stock. If any of the following risks actually occurs, we may not be able to conduct our business as currently planned and our financial condition and operating results could be seriously harmed. In that case, the market price of our Common Stock could decline and you could lose all or part of your investment in our Common Stock.

Risks Related to the Business and Operations of Guangzhou Yuzhi and its Subsidiaries

Risks Related to the Overall Business of Guangzhou Yuzhi and its Subsidiaries

Guangzhou Yuzhi and its Subsidiaries have a limited operating history, which makes it difficult to evaluate its financial position and future success.

Guangzhou Yuzhi and its Subsidiaries have had a limited prior operating history by which to evaluate the likelihood of success or its ability to continue as a going concern. Although Guangzhou Yuzhi and its Subsidiaries have been developing technology for and producing inlays for audio bank cards, and may participate in a pilot program with China Construction Bank to launch 500,000 audio bank cards through the bank’s branches in Guangdong Province, China, there is no assurance our production capacity and sales will keep increasing in a profitable manner.

Guangzhou Yuzhi and its Subsidiaries are expected to be heavily dependent on sales of one key product, namely, inlays for audio bank cards.

Guangzhou Yuzhi and its Subsidiaries are expected to begin generating revenue in 2016 from the sale of inlays for audio bank cards, and are expected to continue to derive a significant portion of its future revenue from sales of inlays for audio bank cards.

Audio bank cards embedded with our inlays are expected to be sold in the People’s Republic of China as a new generation of bank cards, seeking to substitute the traditional magnetic stripe bank cards. Demand for audio bank cards may not meet our expectation if audio bank cards do not gain broad market acceptance and build consumer confidence in their quality, security and availability, or if the technology in audio bank cards is replaced by a more innovative alternate, our prospects will be negatively impacted.

The results of operations, financial position and business outlook of Guangzhou Yuzhi and its Subsidiaries will be highly dependent on the market’s response.

Although the audio bank card meets the international standards such as those established by Mastercard for active smart bank cards and the innovative product standards set forth by UnionPay, CCB will only be testing the market’s response in Guangdong Province, China with the first 500,000 cards. In addition, bank cards with IC chips have just been popularized in China since January 1, 2015. The market may not respond immediately to another new bank card technology. Further, the market may perceive the traditional cash payment method or the cardless payment method (e.g., mobile wallet) to be more convenient or secured. If the market does not respond to the product as quickly or does not accept the product as widely as expected, the results of operations, financial position and business outlook of Guangzhou Yuzhi and its Subsidiaries will be negatively affected.

The results of operations, financial position and business outlook of Guangzhou Yuzhi and its Subsidiaries will be highly dependent on Shenzhen Exce-card being and remaining the exclusive distributor of audio chips and audio bank card products in the Greater China Area.

According to the Partnership Agreement with UINT, Shenzhen Exce-card will be the exclusive distributor in the Greater China Area for five years from the date on which the first audio bank card is officially deployed by any commercial banks in China, which is expected to be in the first quarter of 2016, and to keep its exclusivity status, Shenzhen Exec-card has to order 1 million audio card products from UINT annually. In the event that Shenzhen Exce-card does not meet this annual quota, it will lose its status of exclusive distributor in the Greater China Area, which may have an adverse effect on our results of operations, financial position and business outlook.

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EGOOS BVI is a holding company and there are significant limitations on its ability to receive distributions from its subsidiaries.

EGOOS BVI conducts substantially all of its operations through subsidiaries and through contractual arrangements with Guangzhou Yuzhi, an affiliated variable interest entity (“VIE”) and Guangzhou Yuzhi’s subsidiaries Shenzhen Exce-card and Guangzhou Rongsheng, and is dependent on dividends and other intercompany transfers of funds from its subsidiaries and affiliated VIE to meet its financial obligations. EGOOS BVI’s subsidiaries have not made significant distributions to it and may not have funds legally available for dividends or distributions in the future. In addition, EGOOS BVI may enter into credit or other agreements that would contractually restrict its subsidiaries or affiliated VIE from paying dividends or making distributions. Any inability of EGOOS BVI to receive funds from its subsidiaries including Guangzhou Yuzhi can be expected to impair its ability to pay dividends on the Common Stock and may otherwise have an adverse effect on our future operating or growth prospects.

The research and development of audio chip/inlay is entirely dependent on the partnership relationship between Guangzhou Yuzhi and UINT.

Shenzhen Exce-card engaged UINT pursuant to the Partnership Agreement with a term from May 1, 2014 to April 30, 2016 to research and develop audio bank card technology. Although Guangzhou Yuzhi or its Subsidiaries intends to acquire UINT by November 1, 2015, there is no assurance that the transaction will be consummated, or that UINT will continue to develop any audio bank card technology for Guangzhou Yuzhi. In addition, pursuant to the Partnership Agreement, the know-how relating to the services provided by UINT will remain the exclusive property of UINT, and UINT may use such know-how for its other clients. Competitors of Guangzhou Yuzhi and its Subsidiaries may engage UINT to develop new technology and potentially compete with the audio bank card product of Guangzhou Yuzhi and its Subsidiaries. Any such incidents may harm the financial condition, results of operations and future growth prospects of Guangzhou Yuzhi and its Subsidiaries.

Currently, the production of inlays for audio bank cards is entirely dependent on the operations of UINT in Limoges, France.

A significant portion of EGOOS BVI’s revenues will be derived from the sale of inlays for audio bank cards and some end product manufacturing of which is in Limoges, France. Although Guangzhou Yuzhi and its Subsidiaries will probably construct and operate production factories in China in the near future. Manufacturing operations are subject to inherent risks, all of which could have a material adverse effect on its financial condition or results of operations. Risks affecting operations include:

●	unexpected changes in regulatory requirements;

●	political and economic instability;

●	terrorism and civil unrest;

●	equipment and machinery breakdowns;

●	injuries or accidents at our facilities

●	severe weather or other natural disasters;

●	work stoppages or strikes;

●	difficulties in staffing and managing operations; and

●	variations in tariffs, quotas, taxes and other market barriers.

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Some of these hazards may cause severe damage to, or destruction of, property and equipment or environmental damage, and may result in suspension of operations and the imposition of civil or criminal penalties. Any such delay or disruption can be expected to harm EGOOS BVI’s financial condition, results of operations and future growth prospects.

Guangzhou Yuzhi and its Subsidiaries have not entered into and may not be able to enter into any enforceable agreement with CCB in connection with the pilot program in which CCB will distribute 500,000 of audio bank cards with our inlays.

As of the date of this Current Report, Guangzhou Yuzhi and its Subsidiaries have negotiated with CCB and have obtained an oral agreement from CCB Guangdong for CCB to issue 500,000 audio bank cards with our inlays through its Guangdong branches. In the event that CCB partially or completely fails to implement the pilot program, such oral agreement is not enforceable against CCB. Moreover, there is no assurance that an enforceable agreement in writing between CCB and Guangzhou Yuzhi or its Subsidiaries will be entered into regarding this pilot program. Our future operating results and financial condition could be significantly disrupted if the pilot program is not implemented as planned.

In the near future, the distribution of audio bank cards embedded with our inlays may be entirely dependent on the distribution of one proposed pilot program of the Guangdong branches of CCB in China.

In the near future, CCB may be the only distributor of the audio bank cards with our inlays in China when CCB’s proposed pilot program is launched in the first quarter of 2016, if being launched at all. In the event that the CCB’s pilot program in Guangdong Province, China fails to gain positive market response as expected, CCB may elect to discontinue the distribution of audio bank card products. Although Guangzhou Yuzhi and its Subsidiaries are actively developing relationships with other major banks in China for the distribution of the audio bank cards with our inlays, there is no assurance such efforts will be successful or will result in steady income cash flow for the Company. Therefore, the financial condition, results of operations and future growth prospects may be materially negatively affected in the event that CCB discontinues the distribution of the audio bank cards with our inlays.

Currently, our revenues are primarily dependent on two customers that are engaged in the mass production of audio bank cards.

The partnership between Shenzhen Exce-card and each of Hengbao and Tianyu will expire by September 27, 2025 and May 1, 2016, respectively, there is no assurance that these agreements will be renewed or extended, or these agreements will not be terminated earlier, and Guangzhou Yuzhi and its Subsidiaries may not be able to secure orders from other card manufacturers. Any such incidents may harm the financial condition, results of operations and future growth prospects of Guangzhou Yuzhi and its Subsidiaries.

Gross margins are principally dependent on the spread between development and production cost and sale price. If the cost of development and production increases and sale price does not increase or if the sale price decreases and the cost of development and production does not decrease, gross margins will decrease and EGOOS BVI’s results of operations could be harmed should the sales volume of the product does not increase.

EGOOS BVI’s gross margins depend principally on the spread between development and production cost and sale price.

While moving the production from France to China could potentially decrease the cost of production, the sale price of audio chips/inlays may decrease as well, as potential competitors start developing and producing like products, which may narrow the gross margins should the sales volume does not increase. Any event that tends to negatively impact the sales volume of audio chips of Guangzhou Yuzhi and its Subsidiaries will potentially harm its financial condition and results of operation.

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Consumer acceptance or rejection of audio bank cards will have a material impact on EGOOS BVI’s future prospects.

The market in China for audio bank cards has not developed. Therefore, widespread acceptance of audio bank cards is not assured and depends on market acceptance of audio bank cards as an addition, or an alternative, to traditional bank cards or other channels to bank or make payment. Because this market is new, it is difficult to predict its potential size or future growth rate. In addition, a long-term customer base has not been adequately defined. The success of Guangzhou Yuzhi and its Subsidiaries in generating revenue in this emerging market will depend, among other things, on its ability to educate potential customers and end-users about the practical benefits of audio bank cards. In the event a substantial market for audio bank cards fails to materialize, or if we fail to properly capitalize on such market, our growth and future operating prospects will be materially harmed.

Unanticipated problems or delays with product quality or product performance could result in a decrease in customers and revenue, unexpected expenses and loss of market share.

EGOOS BVI’s cash flow depends on the timely and economical operations of and its partnership with the R&D and production centers in France, and potentially other production facilities in China.

The development and production of audio chips are complex, and the audio chips must meet detailed quality requirements in order to ensure the safety and efficiency of use. Concerns about audio chips quality may impact the ability of Guangzhou Yuzhi and its Subsidiaries to successfully market their audio chips and audio bank cards embedded with our inlays to a larger market. If the product does not meet its promised and marketed quality standards, its credibility and the market acceptance and sales volume could be negatively affected. In addition, actual or perceived problems with protection of user’s information in the industry generally may lead to a lack of consumer confidence in bank cards encrypted with chips of new technology. Prolonged problems may threaten the commercial viability of audio bank cards generally or the production and sale of the product specifically.

Guangzhou Yuzhi and its Subsidiaries plan to primarily sell their audio chips/inlays and relevant technology to card manufacturers, which are expected to sell audio bank cards through banks in China and if their relationships with one or more of these card manufacturers or banks were to end, their operating results could be harmed.

Guangzhou Yuzhi and its Subsidiaries are expected to market and distribute a substantial portion of its audio chips/inlays and relevant technology to card manufacturers, which are expected to sell audio bank cards through major banks in China. Their future operating results and financial condition could be significantly disrupted by the loss of one or more of these card manufacturers or banks with current or future relationships, order cancellations or the failure of the card manufacturers or banks to successfully sell the products.

Financial instability in the Chinese financial markets could materially and adversely affect our results of operations and financial condition.

The Chinese financial markets and the Chinese economy are influenced by economic and market conditions in other countries, particularly in other Asian emerging market countries and the United States. Financial turmoil in Asia, Russia and elsewhere in the world in recent years has affected the Chinese economy. Although economic conditions are different in each country, investors’ reactions to developments in one country can have adverse effects on the securities of companies operating in other countries, including China. A loss in investor confidence in the financial systems of other countries may cause increased volatility in Chinese financial markets and, indirectly, in the Chinese economy in general. Financial disruptions could harm Guangzhou Yuzhi’s operation or its stock price, results of operations and financial condition.

Natural calamities could have a negative impact on the Chinese economy and harm the business of Guangzhou Yuzhi and its Subsidiaries.

China has experienced natural calamities such as earthquakes, floods, droughts and a tsunami in recent years. The extent and severity of these natural disasters determines their impact on the economies in the local communities that experience these calamities. Natural disasters could have an adverse impact on the economies in the geographic regions in which Guangzhou Yuzhi and its Subsidiaries operate, which could adversely affect their operating and growth prospects.

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Growth may impose a significant burden on the administrative and operational resources of Guangzhou Yuzhi and its Subsidiaries which, if not effectively managed, could impair their growth.

The strategy of Guangzhou Yuzhi and its Subsidiaries envisions a period of rapid growth that may impose a significant burden on their administrative and operational resources. The growth of their business will require significant investments of capital and management’s close attention. Their ability to effectively manage their growth will require them to substantially expand the capabilities of their administrative and operational resources and to attract, train, manage and retain qualified management, technicians and other personnel. Failure to successfully manage their growth could result in their sales not increasing commensurately with capital investments. If Guangzhou Yuzhi and its Subsidiaries are unable to successfully manage their growth, they may be unable to achieve their growth goals.

Guangzhou Yuzhi and its Subsidiaries may be unable to protect their intellectual property, which could negatively affect its ability to compete.

Guangzhou Yuzhi and its Subsidiaries rely on a combination of patent, registered trademark, confidentiality agreements, and other contractual restrictions on disclosure to protect their intellectual property rights. They also enter into confidentiality agreements with their employees, consultants, and corporate partners, and control access to and distribution of their confidential information. These measures may not preclude the disclosure of their confidential or proprietary information. Despite efforts to protect their proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use their proprietary technologies and information. Monitoring unauthorized use of confidential information is difficult, and Guangzhou Yuzhi and its Subsidiaries cannot be certain that the steps they takes to prevent unauthorized use of its proprietary technologies and confidential information, particularly in foreign countries where the laws may not protect proprietary rights as fully as in the U.S., will be effective. Failure to protect our intellectual property rights can be expected to have a material, adverse impact on our competitive advantage and potentially on our financial condition, stock price and future growth prospects.

Guangzhou Yuzhi and its Subsidiaries will be required to hire and retain skilled technical and managerial personnel.

Personnel qualified to continue researching and developing, and to operate and manage production center and other facilities are in demand. The success of Guangzhou Yuzhi and its Subsidiaries depends in large part on their ability to attract, train, motivate and retain qualified management and highly-skilled employees, particularly managerial, technical, sales and marketing personnel, technicians, and other critical personnel. Any failure to attract and retain such personnel may have a negative impact on the operations of Guangzhou Yuzhi and its Subsidiaries, which would have a negative impact on revenues.

Guangzhou Yuzhi and its Subsidiaries are dependent upon their officers and directors for management and direction and the loss of any of these persons could adversely affect their operations and results.

Guangzhou Yuzhi and its Subsidiaries are dependent upon their officers and directors for implementation and execution of their business plan. The loss of any of their officers or directors could have a material adverse effect upon their results of operations and financial position. Guangzhou Yuzhi and its Subsidiaries do not maintain “key person” life insurance for any of their officers. The loss of any of their officers or directors could delay or prevent the achievement of their business objectives.

EGOOS BVI’s lack of business diversification could result in the devaluation of its securities if it does not generate revenue from its primary products, or such revenues decrease.

The current business of Guangzhou Yuzhi and its Subsidiaries consists solely of the research and development, production and sale of audio chips in China. Currently, sales of the products account for 100% of EGOOS BVI’s revenues. The lack of business diversification could cause you to lose all or some of your investment, since EGOOS BVI does not have any other lines of business or alternative revenue sources.

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Failure to fully comply with PRC labor laws, including laws relating to social insurance, may expose Guangzhou Yuzhi and its Subsidiaries to potential liability and increased costs.

Companies operating in China must comply with a variety of labor laws, including certain pension, health insurance, unemployment insurance and other welfare-oriented payment obligations. Guangzhou Yuzhi and its Subsidiaries are currently paying social insurance for all of 23 of their full-time employees through a third party agent. If the PRC regulatory authorities take the view that payment of social insurance through a third party agent is invalid, the failure to comply may be in violation of applicable PRC labor laws and we cannot assure you that PRC governmental authorities will not impose penalties on Guangzhou Yuzhi and its Subsidiaries therefor, which could have a material adverse effect on the financial condition and results of operations of Guangzhou Yuzhi and its Subsidiaries.

In addition, the new PRC Labor Contract Law took effect January 1, 2008 and governs standard terms and conditions for employment, including termination and lay-off rights, contract requirements, compensation levels and consultation with labor unions, among other topics. In addition, the law limits non-competition agreements with senior management and other employees who have access to confidential information to two years and imposes restrictions or geographical limits. This new labor contract law will increase the labor costs of Guangzhou Yuzhi and its Subsidiaries, which could adversely impact the results of operations.

EGOOS BVI may have difficulty establishing adequate management, governance, legal and financial controls in the PRC.

The PRC historically has been deficient in western style management, governance and financial reporting concepts and practices, as well as in modern banking and other control systems. Our current management has little experience with western style management, governance and financial reporting concepts and practices, and we may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result of these factors, and especially given that we expect to be a publicly listed company in the U.S. and subject to regulation as such, we may experience difficulty in establishing management, governance legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet western standards. We may have difficulty establishing adequate management, governance, legal and financial controls in the PRC. Therefore, we may, in turn, experience difficulties in implementing and maintaining adequate internal controls as required under applicable U.S. laws, rules and regulations. This may result in significant deficiencies or material weaknesses in our internal controls which could impact the reliability of our financial statements and prevent us from complying with SEC rules and regulations. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our business and the public announcement of such deficiencies could adversely impact our stock price.

The Company has not yet developed comprehensive independent corporate governance.

Although the Company has formed audit, compensation and nominating committees of its board of directors, it is inexperienced in formal U.S. corporate governance procedures. A lack of functioning independent controls over the Company’s corporate affairs may result in potential or actual conflicts of interest between controlling shareholders and other shareholders. It presently has no policy to resolve such conflicts. The absence of customary standards of corporate governance may leave its shareholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and any potential investors may be reluctant to provide the Company with funds necessary to expand its operations.

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Risks Related to the VIE Agreements

The PRC government may determine that the VIE Agreements are not in compliance with applicable PRC laws, rules and regulations.

EGOOS BVI manages and operates the business of Guangzhou Yuzhi and its Subsidiaries through Yigou pursuant to the rights it holds under the VIE Agreements. Almost all economic benefits and risks arising from the operations of Guangzhou Yuzhi and its Subsidiaries are transferred to EGOOS BVI under these agreements.

There are risks involved with the operation of the business of Guangzhou Yuzhi and its Subsidiaries in reliance on the VIE Agreements, including the risk that the VIE Agreements may be determined by PRC regulators or courts to be unenforceable. If the VIE Agreements were for any reason determined to be in breach of any existing or future PRC laws or regulations, the relevant regulatory authorities would have broad discretion in dealing with such breach, including:

●	imposing economic penalties;

●	discontinuing or restricting the operations of Yigou or Guangzhou Yuzhi and its Subsidiaries;

●	imposing conditions or requirements in respect of the VIE Agreements with which the Group may not be able to comply;

●	requiring EGOOS BVI to restructure the relevant ownership structure or operations;

●	taking other regulatory or enforcement actions that could adversely affect its business; and

●	revoking the business licenses or certificates of Guangzhou Yuzhi and its Subsidiaries and/or voiding the VIE Agreements.

Any of these actions could adversely affect EGOOS BVI’s ability to manage, operate and gain the financial benefits of Guangzhou Yuzhi and its Subsidiaries, which represents its sole operations, which would have a material adverse impact on its business, financial condition and results of operations.

EGOOS BVI’s ability to manage and operate Guangzhou Yuzhi and its Subsidiaries under the VIE Agreements may not be as effective as direct ownership.

EGOOS BVI’s plans for future growth are based substantially on growing the operations of Guangzhou Yuzhi and its Subsidiaries. However, the VIE Agreements may not be as effective in providing EGOOS BVI with control over Guangzhou Yuzhi and its Subsidiaries as direct ownership.  Under the current VIE arrangements, as a legal matter, if Guangzhou Yuzhi and its Subsidiaries fail to perform their obligations, EGOOS BVI may have to (i) incur substantial costs and resources to enforce such arrangements, and (ii) rely on legal remedies under PRC law, which it cannot be sure would be effective.  Therefore, if EGOOS BVI is unable to effectively control Guangzhou Yuzhi and its Subsidiaries, it may have an adverse effect on its ability to achieve its business objectives and grow its revenues.

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Risks Related to Doing Business in the PRC

The Chinese government exerts substantial influence over the manner in which Guangzhou Yuzhi and its Subsidiaries must conduct their business activities.

Guangzhou Yuzhi and its Subsidiaries are dependent on its relationship with the local government in Guangdong province where they operate. The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. The ability of Guangzhou Yuzhi and its Subsidiaries to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. The central or local governments of the PRC may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on Guangzhou Yuzhi and its Subsidiaries’ part to ensure compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy, or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require EGOOS BVI to divest itself of any interest it then holds in Chinese properties.

Future inflation in China may inhibit the ability of Guangzhou Yuzhi and its Subsidiaries to conduct business in China. In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. Rapid economic growth can lead to growth in the money supply and rising inflation. If prices for the products of Guangzhou Yuzhi and its Subsidiaries rise at a rate or unchanged or even decrease so that they are insufficient to compensate for the rise in the costs of development and production, it may have an adverse effect on profitability. These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause Chinese government to impose controls on credit and/or prices, or to take other action which could inhibit economic activity in China, and thereby harm the market for audio chips and audio bank cards products.

The operations and assets of Guangzhou Yuzhi and its Subsidiaries in China are subject to significant political and economic uncertainties and EGOOS BVI may lose all of their assets and operations if the Chinese government alters its policies to further restrict foreign participation in business operating in the PRC.

Changes in PRC laws and regulations, or their interpretation, or the imposition of confiscatory taxation, restrictions on currency conversion, imports and sources of supply, devaluations of currency or the nationalization or other expropriation of private enterprises could have a material adverse effect on the business, results of operations and financial condition of. Under its current leadership, the Chinese government has been pursuing economic reform policies that encourage private economic activities and greater economic decentralization. There is no assurance, however, that the Chinese government will continue to pursue these policies, or that it will not significantly alter these policies from time to time without notice. EGOOS BVI may lose all of its assets and operations if the Chinese government alters its policies to further restrict foreign participation in business operating in the PRC.

EGOOS BVI derives all of its sales in China and a slowdown or other adverse development in the PRC economy may materially and adversely affect the customers and end-users of Guangzhou Yuzhi and its Subsidiaries, demand for their products and their business.

All of the sales of Guangzhou Yuzhi and its Subsidiaries are generated in China and they anticipates that sales of their audio bank cards and audio chips in China will continue to represent all of their total sales in the near future. Although the PRC economy has grown significantly in recent years, no assurances can be given that such growth will continue. The industry in which Guangzhou Yuzhi and its Subsidiaries is involved in the PRC is new and growing, but Guangzhou Yuzhi and its Subsidiaries do not know how sensitive this industry is to a slowdown in economic growth or other adverse changes in the PRC economy which may affect demand for audio chips and audio bank cards products. In addition, the Chinese government also exercises significant control over Chinese economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Efforts by the Chinese government to slow the pace of growth of the Chinese economy could result in reduced demand for biodiesel products. A slowdown in overall economic growth, an economic downturn or recession or other adverse economic developments in the PRC may materially reduce the demand for bank cards in general or audio bank cards in particular and materially and adversely affect the business, results of operations and future operating prospects of Guangzhou Yuzhi and its Subsidiaries.

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Currency fluctuations and restrictions on currency exchange may adversely affect the business of Guangzhou Yuzhi and its Subsidiaries, including limiting the ability to convert Chinese Renminbi into foreign currencies and, if Chinese Renminbi were to decline in value, reducing EGOOS BVI’s financial results in U.S. dollar terms.

EGOOS BVI’s reporting currency is the U.S. dollar and the operations of Guangzhou Yuzhi and its Subsidiaries in China use China’s local currency as their functional currency. Substantially all of EGOOS BVI’s revenues and expenses are in the Chinese currency, the Renminbi, or RMB. EGOOS BVI is subject to the effects of exchange rate fluctuations with respect to both of these currencies. For example, the value of the Renminbi depends to a large extent on Chinese government policies and China’s domestic and international economic and political developments, as well as supply and demand in the local market. Since 1994, the official exchange rate for the conversion of the Renminbi to the U.S. dollar had generally been stable and the Renminbi had appreciated slightly against the U.S. dollar. In July 2005, the Chinese government changed its policy of pegging the value of the Renminbi to the U.S. dollar. Under this policy, which was halted in 2008 due to the worldwide financial crisis, the Renminbi was permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. In June 2010, the Chinese government announced its intention to again allow the Renminbi to fluctuate within the 2005 parameters. It is possible that the Chinese government could adopt an even more flexible currency policy, which could result in more significant fluctuation of Renminbi against the U.S. dollar, or it could adopt a more restrictive policy. Thus, no assurance can be given that the Renminbi will remain stable against the U.S. dollar or any other foreign currency.

EGOOS BVI’s financial statements are translated into U.S. dollars at the average exchange rates in each applicable period. To the extent the U.S. dollar strengthens against the RMB, the translation of RMB-denominated transactions will result in reduced revenue, operating expenses and net income. Similarly, to the extent the U.S. dollar weakens against the RMB, the translation of RMB-denominated transactions will result in increased revenue, operating expenses and net income. EGOOS BVI is also exposed to foreign exchange rate fluctuations as it converts the financial statements of its foreign consolidated subsidiaries into U.S. dollars in consolidation. If there is a change in RMB exchange rates, such conversion into U.S. dollars will lead to a translation gain or loss which is recorded as a component of other comprehensive income. EGOOS BVI has not entered into agreements or purchased instruments to hedge its exchange rate risks, although it may do so in the future. The availability and effectiveness of any hedging transaction may be limited and EGOOS BVI may not be able to effectively hedge its exchange rate risks.

The State Administration of Foreign Exchange (“SAFE”) restrictions on currency exchange may limit EGOOS BVI’s ability to receive and use its funds effectively and to pay dividends.

All of EGOOS BVI’s sales revenue and expenses are denominated in RMB. Under PRC law, the Renminbi is currently convertible under the “current account,” which includes dividends and trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and loans. Currently, Guangzhou Yuzhi and its Subsidiaries may purchase foreign currencies for settlement of current account transactions, including distributions in the form of consulting fees and payments of dividends to EGOOS BVI, without the approval of SAFE, by complying with certain procedural requirements. However, the relevant PRC government authorities may limit or eliminate their ability to purchase foreign currencies in the future.

All of EGOOS BVI’s income is derived from the consulting fees it receives from Guangzhou Yuzhi and its Subsidiaries through the VIE Agreements. SAFE restrictions may delay the payment of dividends, since Guangzhou Yuzhi and its Subsidiaries have to comply with certain procedural requirements and they may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the distribution of consulting fees or payment of dividends.

Foreign exchange transactions by PRC operating subsidiaries under the capital account continue to be subject to significant foreign exchange controls and require the approval of or need to register with PRC government authorities, including SAFE. In particular, if Guangzhou Yuzhi and its Subsidiaries borrow foreign currency through loans from EGOOS BVI or other foreign lenders, these loans must be registered with SAFE, and if Guangzhou Yuzhi and its Subsidiaries refinance by means of additional capital contributions, these capital contributions must be approved by certain PRC government authorities, including the PRC Ministry of Commerce, or their respective local counterparts. These limitations could affect the ability of Guangzhou Yuzhi and its Subsidiaries to conduct foreign exchange through debt or equity financing.

The PRC government also may at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents Guangzhou Yuzhi and its Subsidiaries from obtaining foreign currency, they may be unable to pay dividends or meet obligations that may be incurred in the future that require payment in foreign currency.

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PRC regulations relating to investments in offshore companies by PRC residents may subject our PRC-resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiaries or limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits.

SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, on July 4, 2014, which replaced the former circular commonly known as “SAFE Circular 75” promulgated by SAFE on October 21, 2005. SAFE Circular 37 requires PRC residents to register with local branches of SAFE in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests, referred to in SAFE Circular 37 as a “special purpose vehicle.” SAFE Circular 37 further requires amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, such as increase or decrease of capital contributed by PRC individuals, share transfer or exchange, merger, division or other material event. In the event that a PRC shareholder holding interests in a special purpose vehicle fails to fulfill the required SAFE registration, the PRC subsidiaries of that special purpose vehicle may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC subsidiary. Moreover, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for evasion of foreign exchange controls. According to the Notice on Further Simplifying and Improving Policies for the Foreign Exchange Administration of Direct Investment released on February 13, 2015 by SAFE, local banks will examine and handle foreign exchange registration for overseas direct investment, including the initial foreign exchange registration and amendment registration, under SAFE Circular 37 from June 1, 2015.

The nationality of EGOOS BVI’s sole shareholder, Mr. Jie Yang, is the Republic of Guinea-Bissau and he resides in the PRC. We do not have control over our beneficial owner and our future beneficial owner(s), and cannot assure you that all of our PRC-resident beneficial owners will comply with SAFE Circular 37 and subsequent implementation rules. The failure of our beneficial owners who are PRC resident to register or amend their foreign exchange registration in a timely manner pursuant to SAFE Circular 37 and subsequent implementation rules, or the failure of future beneficial owners of our company who are PRC residents to comply with the registration procedures set forth in SAFE Circular 37 and subsequent implementation rules, may subject such beneficial owners or our PRC subsidiaries to fines and legal sanctions. Furthermore, since SAFE Circular 37 was recently promulgated and it is unclear how this regulation, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant PRC government authorities, we cannot predict how these regulations will affect our business operations or future strategy. Failure to register or comply with relevant requirements may also limit our ability to contribute additional capital to our PRC subsidiaries and limit our PRC subsidiaries’ ability to distribute dividends to our company. These risks may have a material adverse effect on our business, financial condition and results of operations.

Because all of EGOOS BVI’s assets are located outside of the United States and its sole director resides outside of the United States, and because all of Guangzhou Yuzhi and its Subsidiaries’ officers reside outside of the United States, it may be difficult for you to enforce your rights against EGOOS BVI based on United States federal securities laws or against these persons in the United States or to enforce judgments of United States courts against EGOOS BVI or the officers or directors of EGOOS BVI in the PRC.

The sole director of EGOOS BVI, Mr. Jie Yang, as well as all of Guangzhou Yuzhi and its Subsidiaries’ officers reside outside of the United States. Furthermore, the operating subsidiaries, Guangzhou Yuzhi and its Subsidiaries, are located in the PRC. All of their assets are located outside of the United States. China does not have a treaty with United States providing for the reciprocal recognition and enforcement of judgments of courts. It may therefore be difficult for investors in the United States to enforce their legal rights based on the civil liability provisions of the United States federal securities laws against EGOOS BVI in the courts of either the United States or the PRC or France and, even if civil judgments are obtained in courts of the United States, to enforce such judgments in the PRC courts or French courts. Further, it is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement against EGOOS BVI or its officers and directors of criminal penalties, under the United States federal securities laws or otherwise.

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EGOOS BVI may have limited legal recourse under PRC laws if disputes arise under contracts with third parties.

The Chinese government has enacted laws and regulations dealing with matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. However, their experience in implementing, interpreting and enforcing these laws and regulations is limited, and EGOOS BVI’s ability to enforce commercial claims or to resolve commercial disputes is unpredictable. The resolution of these matters may be subject to the exercise of considerable discretion by agencies of the Chinese government, and forces unrelated to the legal merits of a particular matter or dispute may influence their determination. Any rights Guangzhou Yuzhi and its Subsidiaries may have to specific performance, or to seek an injunction under PRC laws, in either of these cases, are severely limited, and without a means of recourse by virtue of the Chinese legal system, Guangzhou Yuzhi and its Subsidiaries may be unable to prevent these situations from occurring. The occurrence of any such events could have a material adverse effect on EGOOS BVI’s business, financial condition and results of operations. Although legislation in China has significantly improved the protection afforded to various forms of foreign investment and contractual arrangements in China, these laws, regulations and legal requirements are relatively new and their interpretation and enforcement involve uncertainties, which could limit the legal protection available to Guangzhou Yuzhi and its Subsidiaries as well as foreign investors. The inability to enforce or obtain a remedy under any of the future agreements of Guangzhou Yuzhi and its Subsidiaries could result in a significant loss of business, business opportunities or capital and could have a material adverse impact on EGOOS BVI’s results of operations and future business prospects.

Failure to comply with the registration requirements for employee share option plans may subject our PRC equity incentive plan participants or us to fines and other legal or administrative sanctions.

On February 15, 2012, SAFE promulgated the Circular of the SAFE on Relevant Issues Concerning the Foreign Exchange Administration for Domestic Individuals’ Participating in the Share Incentive Schemes of Overseas-Listed Companies, or SAFE Circular 7, to replace the previous Operating Procedures for Administration of Domestic Individuals Participating in the Employee Stock Ownership Plan or Stock Option Plan of Offshore Listed Companies issued by SAFE in March 2007, also known as “SAFE Circular 8.” SAFE Circular 7 regulates foreign exchange matters associated with employee stock option incentives or similar incentives permitted under applicable laws and regulations granted to PRC residents by companies whose shares are listed on offshore stock exchanges.

In accordance with SAFE Circular 7, all PRC residents who participate in share incentive plans of an overseas publicly-listed company are required, through the PRC subsidiary of the overseas publicly-listed company, to jointly entrust a PRC agent to handle foreign exchange registration with SAFE or its local office and complete procedures relating to the share incentive schemes such as opening accounts and capital transfers. PRC residents include PRC nationals or foreign citizens having been consecutively residing in PRC for not less than one year, acting as directors, supervisors, senior management personnel or other employees of PRC companies affiliated with such offshore listed company. A PRC agent can be one of the PRC subsidiaries of the offshore listed company participating in the share incentive scheme or another PRC institution qualified for asset trusteeship s as designated by the PRC subsidiary and in accordance with PRC laws. The foreign exchange proceeds received by the PRC residents from sale of shares under share incentive plans granted by offshore listed companies must be remitted to bank accounts in China opened by the PRC agents. Further, a Notice Concerning Individual Income Tax on Earnings from Employee Stock Options, jointly issued by the Ministry of Finance and the State Administration of Taxation provides that domestic companies that implement employee share option programs must file the employee share option plans and other relevant documents with local tax authorities having jurisdiction over the companies before implementing such plans, and must file share option exercise notices and other relevant documents with local tax authorities before their employees exercise any share options.

We may adopt an equity incentive plan and make numerous stock option grants under the plan to its officers, directors and employees, some of whom are PRC citizens and may be required to complete the relevant foreign exchange registration procedures in accordance with SAFE Circular 7. We plan to advise our employees to complete these procedures in connection with our future share incentive plans. However, we cannot assure you that registration procedures with SAFE or its local counterparts in full compliance with SAFE Circular 7 will be completed on a timely basis, if at all. The failure to complete these procedures may subject us or our PRC employees holding restricted shares or share options under our share incentive plans to fines and other legal or administrative sanctions.

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Due to various restrictions under PRC laws on the distribution of dividends by PRC operating subsidiaries and VIE affiliates, EGOOS BVI may not be able to pay dividends to its stockholders.

The Wholly-Foreign Owned Enterprise Law (1986), as amended, and the Wholly-Foreign Owned Enterprise Law Implementing Rules (1990), as amended, and the Company Law of the PRC (2006) contain the principal regulations governing dividend distributions by wholly foreign owned enterprises. Under these regulations, wholly foreign owned enterprises, such as Yigou, may pay dividends only out of their accumulated profits, if any, as determined in accordance with PRC accounting standards and regulations. Additionally, Yigou is required to set aside a certain amount of their accumulated profits each year, if any, to fund certain reserve funds. These reserves are not distributable as cash dividends except in the event of liquidation and cannot be used for working capital purposes.

Furthermore, if the consolidated subsidiaries incur debt on their own in the future, the instruments governing the debt may restrict EGOOS BVI’s ability to pay dividends or make other payments. If EGOOS BVI or its consolidated subsidiaries and VIE affiliates are unable to receive all of the revenues from operations due to these contractual or dividend arrangements, EGOOS BVI may be unable to pay dividends.

EGOOS BVI may have difficulty establishing adequate management, governance, legal and financial controls in the PRC.

The PRC historically has been deficient in western style management, governance and financial reporting concepts and practices, as well as in modern banking, and other control systems. EGOOS BVI’s current management has little experience with western style management, governance and financial reporting concepts and practices, and it may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result of these factors, and especially given that EGOOS BVI expects to be a publicly listed company in the U.S. and subject to regulation as such, it may experience difficulty in establishing management, governance legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet western standards. EGOOS BVI may have difficulty establishing adequate management, governance, legal and financial controls in the PRC. Therefore, it may, in turn, experience difficulties in implementing and maintaining adequate internal controls as required under applicable U.S. laws, rules and regulations. This may result in significant deficiencies or material weaknesses in its internal controls which could impact the reliability of its financial statements and prevent it from complying with SEC rules and regulations. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on EGOOS BVI’s business and the public announcement of such deficiencies could adversely impact its stock price.

Risks Related to Our Common Stock

Trading in our common stock over the last 12 months has been non-existent, so investors may not be able to sell as many of their shares as they want at prevailing prices.

Shares of our common stock are quoted on the OTC Market Pink Sheets under the symbol “WAYS.PK”. If limited trading in the Common Stock continues, it may be difficult for investors to sell such shares in the public market at any given time at prevailing prices. Also, the sale of a large block of Common Stock could depress the market price of the Common Stock to a greater degree than a company that has a higher volume of trading of its securities.

An active and visible trading market for our Common Stock may not develop.

We cannot predict whether an active market for our Common Stock will develop in the future. In the absence of an active trading market:

●	Investors may have difficulty buying and selling or obtaining market quotations;

●	Market visibility for our Common Stock may be limited; and

●	A lack of visibility for our Common Stock may have a depressive effect on the market price for our Common Stock.

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The Pink Sheets market is an unorganized, inter-dealer, over-the-counter market that provides significantly less liquidity than other OTC market, NASDAQ or the NYSE AMEX. The trading price of the Common Stock is expected to be subject to significant fluctuations in response to variations in quarterly operating results, changes in analysts’ earnings estimates, announcements of innovations by us or our competitors, general conditions in the industry in which we operate and other factors. These fluctuations, as well as general economic and market conditions, may have a material or adverse effect on the market price of our Common Stock.

The market price for our stock may be volatile.

The market price for our stock may be volatile and subject to wide fluctuations in response to factors including the following:

●	actual or anticipated fluctuations in our quarterly operating results;

●	changes in financial estimates by securities research analysts;

●	announcements by us or our competitors of acquisitions, strategic partnerships, joint ventures or capital commitments;

●	addition or departure of key personnel;

●	fluctuations of exchange rates between RMB and the U.S. dollar;

●	intellectual property or other litigation; and

●	general economic or political conditions in China.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our stock.

Compliance with changing regulation of corporate governance and public disclosure, and our management’s inexperience with such regulations will result in additional expenses and creates a risk of non-compliance.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting. Our management team will need to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities. In addition, our management located in the PRC has little experience with compliance with U.S. laws (including securities laws). This inexperience may cause us to fall out of compliance with applicable regulatory requirements, which could lead to enforcement action against us and a negative impact on our stock price.

We do not foresee paying cash dividends in the foreseeable future and, as a result, our investors’ sole source of gain, if any, will depend on capital appreciation, if any.

We do not plan to declare or pay any cash dividends on our shares of Common Stock in the foreseeable future and currently intend to retain any future earnings for funding growth. As a result, investors should not rely on an investment in our securities if they require the investment to produce dividend income. Capital appreciation, if any, of our shares may be investors’ sole source of gain for the foreseeable future. Moreover, investors may not be able to resell their Common Stock at or above the price they paid for them.

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Item 2. Financial Information.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our results of operations and financial condition since the Company’s inception should be read in conjunction with our financial statements and the notes to those financial statements that are included elsewhere in this Prospectus. All statements, other than statements of historical facts, included in this report are forward-looking statements. When used in this report, the words “may,” “will,” “should,” “would,” “anticipate,” “estimate,” “possible,” “expect,” “plan,” “project,” “continuing,” “ongoing,” “could,” “believe,” “predict,” “potential,” “intend,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to, availability of additional equity or debt financing, changes in sales or industry trends, competition, retention of senior management and other key personnel, availability of materials or components, ability to make continued product innovations, casualty or work stoppages at our facilities, adverse results of lawsuits against us and currency exchange rates. Forward-looking statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Readers of this report are cautioned not to place undue reliance on these forward-looking statements, as there can be no assurance that these forward-looking statements will prove to be accurate and speak only as of the date hereof. Management undertakes no obligation to publicly release any revisions to these forward-looking statements that may reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. This cautionary statement is applicable to all forward-looking statements contained in this report.

Overview of Business

The Company is a development stage in the business of design, development, and proliferation of next generation technology for debit and credit cards for financial institutions employing innovative secured encryption technology transmitted via audio wave technology; the audio bank card with our inlay meets the innovative product standards set forth by China UnionPay and the Company has maintained working relationship and communications with China Construction Bank, which led to the bank’s desire to launch a pilot program to develop and market to the bank’s customers and business operators to adopt these next generation of cards by developing point of sale and commercial interfaces via software and other solutions to generate demand for these cards as a value-added alternative to current generation debit and credit cards.

Critical Accounting Policies

We prepare our consolidated financial statements in conformity with GAAP, which requires management to make certain estimates and apply judgments. We base our estimates and judgments on historical experience, current trends and other factors that management believes to be important at the time the consolidated financial statements are prepared. Due to the need to make estimates about the effect of matters that are inherently uncertain, materially different amounts could be reported under different conditions or using different assumptions.  On a regular basis, we review our critical accounting policies and how they are applied in the preparation of our consolidated financial statements.

While we believe that the historical experience, current trends and other factors considered support the preparation of our consolidated financial statements in conformity with GAAP, actual results could differ from our estimates and such differences could be material.

Results of Operations

We are a development stage company and have generated minimal revenues from operations since our inception on November 11, 2013 to June 30, 2015.  As of June 30, 2015, we had total assets of $2,147,836 and total liabilities of $851,053. We expect we will require additional capital to meet our long term operating requirements. We expect to raise additional capital through, among other things, the sale of equity or debt securities.

We are in the process of developing our products and services. Consequently, we generated minimal revenues as of the date of this report. We have an accumulated deficit and have incurred operating losses since our inception and expect losses to continue during 2015.

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Revenue

Revenue commenced during May 2015 from audio banking card inlay sales (including software and hardware).  We earned revenues of $162,003 for the six months ended June 30, 2015 from Wuhan Tianyu Chengdu Westone Information Industry Inc.

Expenses

During the six month period ended June 30, 2015, we incurred general and administrative expenses and professional fees of $247,584. During the year ended December 31, 2014, we incurred general and administrative expenses and professional fees of $487,818. General and administrative and professional fee expenses were generally related to corporate overhead, financial and administrative contracted services, such as legal and accounting, developmental costs, and marketing expenses.

LIQUIDITY AND CAPITAL RESOURCES

We anticipate taking the following steps to implement our business plan in the next 12 months. Our capital requirements for implementation of these steps are estimated at $40,000,000 as set forth in the table below. During the next 12 months, we anticipate engaging in the following operational activities, although we may vary our plans depending upon operational conditions and available funding:

PLAN OF OPERATION AND FUNDING

Event	Actions	Expected Timeframe	Estimated Cost

Step 1 Co Branded Operations	Further increase efforts to promote the use of audio bank card, handle multiple functions simultaneously, enhance cooperation, expand trade cooperation model. Quarter 1 set up the headquarter of the CCB electronic channel audio applications, To provide service to headquarters of center of CCB credit card Quarter 2 Establish e-banking mobile banking headquarters Quarter 3 Acquisition or licensing of third-party payment companies, after transforming the main audio card online and offline payment services Quarter 4 Operating acoustic payment platform	extending efforts promotional in 12 months	$13,000,000

Step 2 Acquiring UINT	Acquire core technology, expand the plant of Limmoge in France, reach the production of 6M cards/yr	Completion of acquisition of target in 3 months	$15,000,000

Step 3 Domestic Investment	Build up factory in china (R & D centers and chip production plant). Recruiting research & management personnel.100M/yr producing target Quarter 1& Quarter 2 Plant construction period is expected to be 6 months, (we are expected to only invest in facilities for manufacturing the core components of active circuit board). Quarter 3 Invest in the construction of active circuit board between super clean workshop Quarter 4 Commissioning stage	Completion of construction of plant in 12 months	$12,000,000

•	The 12 months timeframe shown in the Table is an estimate. There is no assurance this timeframe could be met.

We expect that working capital requirements will continue to be funded through a further issuances of securities. Our working capital requirements are expected to increase in line with the growth of our business.

Anticipated cash flow are expected to be adequate to fund our operations over the next twelve months assuming the company may generate revenues from sales of inlays to bank card manufacturers in connection with the proposed CCB pilot program. There is no assurance, however, that the program will be carried out as scheduled, or at all. Generally, we have financed operations to date through the proceeds of the private placement of equity and debt instruments. In connection with our business plan, management anticipates additional increases in operating expenses and capital expenditures relating to: (i) developmental expenses associated with a start-up business; and (ii) marketing expenses. We intend to finance these expenses with further issuances of securities, and debt issuances. Thereafter, we expect we will need to raise additional capital and generate revenues to meet long-term operating requirements. Additional issuances of equity or convertible debt securities will result in dilution to our current shareholders. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to take advantage of prospective new business endeavors or opportunities, which could significantly and materially restrict our business operations. As of the date of this Current Report, we do not have any current arrangements or understandings for the sale of debt or equity securities.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

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Recent Accounting Pronouncements

Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification™ (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to our company.  Management has reviewed the aforementioned rules and releases and believes any effect will not have a material impact on our company's present or future consolidated financial statements.

Quantitative and Qualitative Disclosures About Market Risk

As a “smaller reporting company”, we are not required to provide the information required by this Item.

Item 3. Properties.

Guangzhou Yuzhi’s office is located at Suite 1601-A, 437 Middle Dongfeng Road, Yuexiu District, Guangzhou City, Guangdong Province, China. We lease a total of approximately 40 square meters (approximately 431 square feet) of office space at the aforementioned address pursuant to one lease agreement. Pursuant to this agreement, which will expire on May 1, 2017, the monthly rent is approximately RMB 6,004 (approximately $941).

Shenzhen Exce-card’s corporate headquarters is located at Suite 1601-C, 437 Middle Dongfeng Road, Yuexiu District, Guangzhou City, Guangdong Province, China. We lease a total of approximately 126 square meters (approximately 1356 square feet) of office space at the aforementioned address pursuant to one lease agreement. Pursuant to this agreement, which will expire on May 1, 2017, the monthly rent is approximately RMB 16,000 (approximately $2,508).

Shenzhen Exce-card’s Beijing branch is located at Suite 1505, Zhujiang Dijing District D, Building No.5, Xidawang Road, Chaoyang District, Beijing, China. We lease a total of approximately 140 square meters (approximately 1,507 square feet) of office space at the aforementioned address pursuant to one lease agreement. Pursuant to this agreement, which will expire in August 2017, the monthly rent is approximately RMB 12,000 (approximately $1,866).

Shenzhen Exce-card’s Shanghai branch is located at 212 Jiangning Road, Dike Building, 20th Floor, Shanghai, China. We lease two cubicles in the co-working space at the aforementioned address with monthly rent of approximately RMB 6,000 (approximately $933) pursuant to one lease agreement. Pursuant to this agreement, the lease term is flexible with a two-month notice for termination.

Shenzhen Exce-card’s New York branch is located at 40 Wall Street, 28th Floor, New York, NY. We lease a total of approximately 323 square feet of two offices at the aforementioned address pursuant to two lease agreements. Accordingly, the lease term for one office will expire in January 2016, and the other will expire in Novebmer 2016, both of which will be automatically renewed unless a 90-day notice is given. The total monthly rent for these two offices is approximately $5,439.

Current, we do not have our own manufacturing facility.

For more details please refer to the section titled “Risks Related to the Overall Business of Guangzhou Yuzhi and its Subsidiaries” included in Item 1A Risk Factors above.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth information known to us with respect to the beneficial ownership of Common Stock immediately after the consummation of the Acquisition and immediately after the Reverse Split and Conversion (assuming such Conversion is consummated), respectively by each person who beneficially owns more than 5% of the Common Stock and each post-acquisition officer and director, and all post-acquisition officers and directors as a group.

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Common Stock which an individual or group has a right to acquire within 60 days pursuant to the exercise or conversion of options, warrants or other similar convertible or derivative securities are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership Post Acquisition (2)	Percentage of Class Post Acquisition (2)	Amount and Nature of Beneficial Ownership Post Reverse Split and Conversion (5)	Percentage of Class Post Reverse Split and Conversion (5)
Directors and Executive Officers
Mei Yang, Chairman of the Board	40,000,000	40.6%	2,000,000	10.04%
Ming Yi, Chief Financial Officer and Director	863,738	*	43,187	*
Zuyue Xiang, Chief Executive Officer and Director	-	*	-	*
Xinqian Zhang, Director and Secretary	-	*	-	*
PokKam Li, Director	1,000,000	1.0%	50,000	*
Hongxia Zhao, Director	-	*	-	*
Xiaoqiang Zuo, Director	-	*	-	*
All directors and executive officers as a group (7 persons)	41,863,738	42.5%	2,093,187	10.05%

5% Holders
Mei Yang	40,000,000	40.6%	2,000,000	10.04%
Zhenyu Wang	7,532,945	7.7%	376,647	**
US New Media Holding Group Inc. (3) 86 Bowery St Ste 201, New York, NY 10013	20,000,000	20.3%	1,000,000	5.02%
Nie Xingfeng Co., Ltd. (4) PO Box 957 Offshore Incorporations Ctr, Road Town, Tortola, BVI	6,492,038	6.6%	324,602	**
Jie Yang	-	*	15,000,000	75.30%
All 5% holders as a group post Acquisition (4 persons)	74,024,983	75.2%
All 5% holders as a group post Reverse Split and Conversion (3 persons)			18,000,000	90.36%

*	Less than 1%.
**	Less than 5%.
(1)	Unless otherwise noted, the address is c/o 40 Wall Street, 28th Floor, New York, NY.

(2)	The securities “beneficially owned” by an individual are determined in accordance with the definition of “beneficial ownership” set forth in the regulations promulgated under the Exchange Act and, accordingly, may include securities owned by or for, among others, the spouse and/ or minor children of an individual and any other relative who resides in the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or which each person has the right to acquire within sixty (60) days through the exercise of options or otherwise. Beneficial ownership may be disclaimed as to certain of the securities. This table has been prepared based on 98,405,005 shares of common stock outstanding as of October 16, 2015.
(3)	Mr. Xiaodong Wang is the 100% owner of this entity.
(4)	Mr. Nie Xingfeng is the 100% owner of this entity.
(5)	After the Reverse Split, assuming the Conversion is consummated, the shares of common stock outstanding immediately after the Conversion will be 19,920,250.

Change in Control

Reference is made to Item 5.01 for a description of the change in control of the Registrant as a result of the transactions disclosed herein.

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Item 5. Directors and Executive Officers.

The Board and executive officers of the Company as of the date of this Current Report are as follows:

Directors and Executive Officers	Age	Position / Title
Zuyue Xiang	45	Chief Executive Officer and Director
Hongxia Zhao	45	Director
Xiaoqiang Zuo	47	Director
PokKam Li	58	Director
Ming Yi	35	Chief Financial Officer and Director
Xinqian Zhang	25	Director and Secretary
Mei Yang	44	Chairman of the Board

Mr. Zuyue Xiang has served as the chief executive officer and director of the Company since October 16, 2015. Mr. Xiang commenced his employment with Shenzhen Exce-card as managing staff in July 2014, and since April 2015, he served as the president of Shenzhen Exce-card overseeing the company’s software product and IT solution business, including its financial IC card business, as well as the research and development of its financial IC card technology. From March 2007 to March 2015, Mr. Xiang served as the general manager of Beijing Yuxin Shangfang Technology Company Limited, a PRC-based technology company, responsible for and oversaw the operation and development of the company’s business, the human resources and coordination with government agencies. Mr. Xiang holds a B.S. in management from South China University of Technology.

Ms. Mei Yang has ample managerial experience in businesses in the field of bank card technology solution. She has served as the chairman of the Board of the Company since January 2015. She has also served as the vice president of Shenzhen Exce-card since December 2013. From June 2009 to November 2013, Ms. Yang served as the chief financial officer of Beijing Yuxin ShangFang Technology Company, a PRC-based debit card technology solution company. Ms. Yang holds a B.S. in economic information management from Xinjiang Agricultural University.

Ms. Hongxia Zhao has more than 10 years of experience in information technology and more than 5 years of experience in financial consulting. He has served as the director of the Company since March 2015. She has also served as manager of Wall Street Standard Capital Inc., a financial consulting company since January 2010, and as the president of Huayuan Kaituo Limited Company, an information technology company since January 2004. Ms. Zhao holds a B.S. in renewable resources engineering from Anhui Finance and Economics University.

Mr. Xiaoqiang Zuo has more than 20 years of experience in the engineering and technology in banking and clearing systems. Mr. Zuo has served as the director of the Company since March 2015. He has also served as the president of Shenzhen Tianshi Future Electronic Technology Company, a PRC-based company specializing in surface mounted technology and manufacturing electronics since June 2010, and as the president of Huayuan Runtong (Beijing) Technology Company, a PRC-based software development company since December 2004. Mr. Zuo holds a B.S. in electronics and information system from Mongolia University.

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Mr. PokKam Li has extensive experience in providing consulting services to large companies in various industries, including but not limited to hotel development and management, real estate investment, and international trading of petroleum products. Mr. Li has served as a director of the Company since May 2012. From May 2012 to January 2015, he served as the chief executive officer of the Company. Since August 2007, Mr. Li has served as consultant to China Grand Forestry Green Resources Group Ltd., a public company traded on the Hong Kong Stock Exchange (910.HK) engaged in the ecological forestry business in China. Since May 2008, Mr. Li has acted as consultant to China E-Learning Group Ltd., a company traded on the Hong Kong Stock Exchange (8055.HK) providing occupational education, industry certification course, skills training, and education consultation services in China. Mr. Li holds a B.S. in International Trade from the University of International Business and Economics in Beijing, China.

Mr. Yi Ming has years of experience in accounting. He served as the chief financial officer and director of the Company since June 2011, overseeing the issuance of the Company’s financial information, reviewing and approving the Company’s quarterly and annual reports, its budgets and tax returns. From September 2009 to April 2011, he served as a senior manager in Qi He Certified Public Accountants Co. Ltd., a PRC-based accounting firm, responsible for client acquisition and project management, and managed different aspects of business operation such as staffing, budgeting, and global resource coordination. Mr. Yi holds a B.S. in Accounting from School of Business Administrations of Liaoning University, and an M.S. in Accounting and Finance from Victory University, Australia. Mr.Yi is a Certified Public Account in Australia.

Ms. Xinqian Zhang has acute business sense due to her unique background and experience, and is familiar with the financial markets in both the U.S. and China. She served as the secretary of the board of the Company since March 2015 and a director of the Company since October 16, 2015. From January 2013 to December 2014, she served as an accounting research and teaching assistant of the University of Massachusetts, Boston, and the fund administrator of the global service department of State Street, a U.S.-based financial services firm. Ms. Zhang holds a dual B.S. in business management from Dongbei University of Finance and Economics and the University of Surrey, and an M.S. in accounting from the University of Massachusetts, Boston.

Independence of Directors

Ms. Hongxia Zhao and Mr. Xiaoqiang Zuo are “independent directors” as defined by the NASDAQ Marketplace Rules and will meet the independence standards set forth in Rule 10A-3 of the Exchange Act.

Item 6. Executive Compensation

The following summary compensation table sets forth information concerning compensation for services rendered in all capacities during the period through December 31, 2014, earned by or paid to our executive officers.

SUMMARY COMPENSATION TABLE
						Non-Equity	Change in
Name and				Stock	Option	Incentive Plan	Pension Value	All Other
Principal	Fiscal	Salary	Bonus	Awards	Awards	Compensation	and	Compensation	Total
Position	Year	($)	($)	($)	($)	($)	Nonqualified	($)	($)

PokKam Li,	2014	1	—	—	—	—	—	—	1
CEO	2013	1	—	—	—	—	—	—	1
	2012	1	—	—	—	—	—	—	1

Ming Yi,	2014	1	—	—	—	—	—	—	1
CFO	2013	1	—	—	—	—	—	—	1
	2012	1	—	—	—	—	—	—	1
	2011	170,116	—	—	—	—	—	—	170,116

On June 17, 2011, Mr. Ming Yi and the Company entered into an employment agreement which provides for an initial term of three (3) years and an annual base compensation of RMB 1,088,000 (approximately $170,116).  The Agreement also contains a 12 month post-termination non-competition covenant and standard confidentiality provisions.

Mr. Zuyue Xiang (in his capacity as general manager of Shenzhen Exce-card) has a written employment agreement with Shenzhen Exce-card for a term of 5 years from January 1, 2015 to December 31, 2019.  He commenced his employment with Shenzhen Exce-card as managing staff in July 2014, and since April 2015, he served as the President of Shenzhen Exce-card. Mr. Xiang receives an annual salary of RMB 420,000 (approximately $66,062.67).

None of the officers and directors receives any other compensation or reimbursement from the Group.

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Item 7. Certain Relationships and Related Transactions, and Director Independence.

The Group

Reorganization Related Transactions

On August 5, 2015, Yigou entered into an Exclusive Service Agreement which entitles Yigou to substantially all of the economic benefits of Guangzhou Yuzhi and its Subsidiaries in consideration of services provided by Yigou to Guangzhou Yuzhi and its Subsidiaries. In addition, Yigou entered into certain agreements with each of Wenbin Yang, Ping Li, (collectively, the “Guangzhou Yuzhi shareholders”), as well as Guangzhou Yuzhi and its Subsidiaries, including (i) a Call Option Agreement allowing Yigou to acquire the shares of Guangzhou Yuzhi as permitted by PRC laws, (ii) a Voting Rights Proxy Agreement that provides Yigou with the voting rights of the Guangzhou Yuzhi shareholders and those of Guangzhou Yuzhi, and (iii) an Equity Pledge Agreement that pledges the shares in Guangzhou Yuzhi and its Subsidiaries to Yigou. This VIE structure provides Yigou, a wholly-owned subsidiary of EGOOS HK, with control over the operations and benefits of Guangzhou Yuzhi and its Subsidiaries without having a direct equity ownership in Guangzhou Yuzhi and its Subsidiaries.

Acquisition

A director and former CEO of the Company, Ms. Mei Yang, has since December 2013 worked as a vice president of Shenzhen Exce-Card, a wholly owned subsidiary of Guangzhou Yuzhi, which is indirectly wholly-controlled by EGOOS BVI. Ms. Yang therefore was on both sides of the Company’s transactions with EGOOS BVI. Ms. Yang does not hold any equity interest in EGOOS BVI or Shenzhen Exce-Card.

Loan to Management

Guangzhou Yuzhi extended a loan to Xiang, Zuyue, our Chief Executive Officer, in the amount of approximately $1.6 million, which is unsecured and does not bear interest. Such referenced loan was extended to Mr. Xiang by Guangzhou Yuzhi in May 2014, prior to the consummation of our acquisition of EGOOS BVI (as well as Guangzhou Yuzhi) on October 19, 2015. The Company and Mr. Xiang has established a repayment schedule and such loan is expected to be fully repaid by December 2016. The Company is aware of the ramifications of Section 13(k) of the Exchange Act, which prohibits any issuer from extending or maintaining any personal loans to or for any director or executive officer of the issuer, and the Company has implemented control procedure to prevent violation of Section 13(k) in the future.

Board Meetings and Committees

We do not have a standing audit committee of the Board of Directors. We do not have a financial expert serving on the Board of Directors or employed as an officer based on management’s belief that the cost of obtaining the services of a person who meets the criteria for a financial expert under Item 407(d) of Regulation S-K is beyond its limited financial resources and the financial skills of such an expert are simply not required or necessary for us to maintain effective internal controls and procedures for financial reporting in light of the limited scope and simplicity of accounting issues raised in its financial statements at this stage of its development.

Item 8. Legal Proceedings.

To the best of our knowledge, other than as disclosed below, none of our directors or executive officers has, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

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●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

We have no material proceedings pending nor are we aware of any pending investigation or threatened litigation by any third party.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

The following table shows, for the periods indicated, the high and low bid prices per share of our common stock as reported by the OTC quotation service. These bid prices represent prices quoted by broker-dealers on the OTC quotation service. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions.

	Fiscal Year Ended December 31, 2015		Fiscal Year Ended December 31, 2014		Fiscal Year Ended December 31, 2013
	Low	High	Low	High	Low	High
First Quarter ended March 31	$0.03	$0.03	$0.04	$0.04	$0.03	$0.29
Second Quarter ended June 30	$0.03	$0.08	$0.03	$0.49	$0.03	$0.20
Third Quarter ended September 30	$0.08	$1.00	$0.05	$0.03	$0.04	$0.70
Fourth Quarter ended December 31	0.51	0.51	$0.03	$0.48	$0.04	$0.04

On October 16, 2015, the closing price for our common stock, as reported by the OTC Market, was $0.31 per share. As of October 16, 2015, the Company had an aggregate of 98,405,005 shares of common stock issued and outstanding and 120 shareholders of record.

Dividends

We have never declared or paid any cash dividends or distributions on our Common Stock. We currently intend to retain our future earnings to support operations and to finance future growth and expansion and, therefore, do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Code of Ethics

We do not have a code of ethics that applies to our officers, employees and directors.

Corporate Governance

The business and affairs of the company are managed under the direction of our board. In addition to the contact information in this annual report, each stockholder will be given specific information on how he/she can direct communications to the officers and directors of the corporation at our annual stockholders meetings. All communications from stockholders are relayed to the members of the board of directors.

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Role in Risk Oversight

Our board of directors is primarily responsible for overseeing our risk management processes. The board of directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our company’s assessment of risks. The board of directors focuses on the most significant risks facing our company and our company’s general risk management strategy, and also ensures that risks undertaken by our company are consistent with the board’s appetite for risk. While the board oversees our company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our board leadership structure supports this approach.

Securities Authorized for Issuance under Equity Compensation Plans

Outstanding Equity Awards at 2014 Fiscal Year End

There were no outstanding equity awards for the fiscal year ended December 31, 2014.

Item 10. Recent Sales of Unregistered Securities.

Issuance of Shares

The Company’s common stock issued within the past 4 years were summarized as follows:

			Issue
			Value
		Number of	Per
Name of Shareholder	Date	Shares	Share	Reason for Issuance

Ming Yi	April 11, 2012	863,738	$0.001	Employee shares
Zhenyu Wang	April 11, 2012	2,000,000	$0.001	Consulting service fee
PokKam Li	June 26, 2012	1,000,000	$0.001	Employee shares
Johnson Chen	June 26, 2012	500,000	$0.2	Purchase
Chi Yuen Andrew Chu	June 26, 2012	250,000	$0.2	Purchase
Elite International Group Ltd	August 10, 2012	5,000,000	$0.001	Consulting service fee
US New Media Holding Group Inc	September 18, 2014	20,000,000	$0.003	Consulting service fee
Mei Yang	January 16, 2015	40,000,000	$0.0075	Employee shares
Total		69,613,738

 The Company relied upon the exemption from registration under Section 4(2) in connection with these issuances.

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Item 11. Description of Registrant’s Securities

The Registrant’s authorized capital stock currently consists of one hundred million (100,000,000) shares of common stock, par value $0.001 per share, of which there are 98,405,005 shares of common stock issued and outstanding as of the date of this Report. There are no shares of preferred stock authorized, issued or outstanding. Holders of common stock are entitled to one (1) vote for each share on all matters to be voted on by the Registrant’s stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board in its discretion from funds legally available therefore. In the event of any liquidation, dissolution or winding up, the holders of common stock are entitled to a pro-rata share of all assets remaining after payment in full of all liabilities and preferential payments, if any, to holders of preferred stock. Holders of common stock have no preemptive rights to purchase additional common stock. Furthermore, there are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Anti-Takeover Effects of Provisions of Delaware Law

Provisions of Delaware law could make acquisition of the Company through a tender offer, a proxy contest or other means more difficult and could make the removal of incumbent officers and directors more difficult. The Company expects these provisions to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to first negotiate with its Board of Directors. The Company believes that the benefits provided by its ability to negotiate with the proponent of an unfriendly or unsolicited proposal outweigh the disadvantages of discouraging these proposals. The Company believes the negotiation of an unfriendly or unsolicited proposal could result in an improvement of its terms.

Item 12. Indemnification of Officers and Directors.

Our Certificate of Incorporation (as amended) provides that no director shall be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment or repeal shall apply to or have any affect on the liability of any director of the Registrant for or with respect to any acts or omissions of such director occurring prior to such amendment.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, it is the opinion of the SEC that such indemnification is against public policy as expressed in the act and is therefore unenforceable.

Item 13. Financial Statements and Supplementary Data.

See Item 9.01 of this Form 8-K for the financial statements required hereunder.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

On June 20, 2011, the Board approved the dismissal of Malone Bailey, LLP (“Malone Bailey”) as the Company’s independent registered public accounting firm, effective as of June 21, 2011 (the “Dismissal Date”).

During the Company’s fiscal years ended December 31, 2009 and December 31, 2008, Malone Bailey’s audit reports on the Company’s financial statements did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended December 31, 2009 and December 31, 2008 and the subsequent period through the Dismissal Date: (i) there were no disagreements between the Company and Malone Bailey on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to Malone Bailey’s satisfaction, would have caused Malone Bailey to make reference in connection with Malone Bailey’s opinion to the subject matter of the disagreement; and (ii) there were no reportable events as the term described in Item 304(a)(1)(iv) of Regulation S-K disclosing that, except as reported on the Company’s Current Report on Form 8-K, filed with the SEC on April 22, 2011, Malone Bailey notified the Company on March 30, 2011 that during Malone Bailey’s revenue and account receivables confirmation process, Malone Bailey discovered that Fujian Union Oil & Chemistry Ltd., allegedly one of the Company’s customers during the fiscal years of 2008, 2009 and 2010, did not conduct transactions with the Company as recorded in the Company’s books. The Company formed an independent committee and conducted a thorough investigation with respect to this matter. Based on such investigation, the committee concluded that the aforementioned transactions were entered into by the Company and a PRC resident who wrongfully presented himself as one of Union Oil’s authorized representatives and the Company recorded the related revenues as received from Union Oil based on those transactions.

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Concurrently with the decision to dismiss Malone Bailey as the Company’s independent auditor, the Board appointed WWC, P.C. (“WWC”) as the Company’s independent registered public accounting firm as of June 22, 2011.

During the years ended December 31, 2010 and December 31, 2009 and through the date hereof, neither the Company nor anyone acting on its behalf consulted WWC with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, nor the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that WWC concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

Item 15. Financial Statements and Exhibits.

The exhibits are listed and described in Item 9.01 of this Form 8-K.

Item 3.02 Unregistered Sale of Equity Securities

The Share Purchase Agreement

On October 19, 2015, Wave Sync Corp., formerly known as China Bio-Energy Corp.(the “Registrant” or the “Company”) entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with EGOOS Mobile Technology Company Limited, a British Virgin Islands holding company (“EGOOS BVI”), which owns 100% of EGOOS Mobile Technology Company Limited, a Hong Kong company (“EGOOS HK”), which owns 100% of Move the Purchase Consulting Management (Shenzhen) Co., Ltd. (“WOFE” or “Yigou”), a foreign investment enterprise organized under the laws of the PRC, and which has, through various contractual agreements, management control and the rights to the profits of Guangzhou Yuzhi Information Technology Co., Ltd., a corporation organized under the laws of the PRC as a variable interest entity(“Guangzhou Yuzhi”), which owns 100% of Shenzhen Qianhai Exce-card Technology Co., Ltd., a Chinese corporation (“Shenzhen Exce-card”), which owns 100% of Guangzhou Rongsheng Information Technology Co., Ltd., a Chinese corporation (“Guangzhou Rongsheng”, together with Guangzhou Yuzhi and Shenzhen Exce-card, is collectively referred to herein as “Guangzhou Yuzhi and its Subsidiaries”), and the sole shareholder of EGOOS BVI. Guangzhou Yuzhi and its Subsidiaries engage in research, development, marketing and distribution of audio bank card products.

The Share Purchase Agreement provides for an acquisition transaction (the “Acquisition”) in which the Registrant, through the issuance of a convertible note in the principal sum of Fifteen Million U.S. Dollars ($15,000,000) to EGOOS BVI’s sole shareholder, will acquire 100% of EGOOS BVI. Such note is convertible at a conversion price equal to $1.00 per share into 15,000,000 shares of the Company’s common stock, at noteholder’s election, at any time after 30 days following the issuance of such note but prior to two year anniversary of the date of such note, provided that the Company has effectuated a reverse split of all of the issued and outstanding Common Stock as of the date of the issuance of the note (the “Reverse Split”). The outstanding principal amount of this note is payable on the Maturity Date, without interest, unless this note has been earlier converted. Upon conversion of the note (the “Conversion”), the existing shareholders of the Registrant will own an aggregate of 24.7% of the post-acquisition entity.

The closing of the Acquisition (the “Closing”) took place on October 19, 2015 (the “Closing Date”). On the Closing Date, pursuant to the terms of the Share Purchase Agreement, the Registrant acquired all of the outstanding equity securities of EGOOS BVI from the sole shareholder of EGOOS BVI; and the shareholder of EGOOS BVI transferred and contributed all of their issued and outstanding shares of EGOOS BVI to the Registrant. In exchange, the Registrant issued to the sole shareholder of EGOOS BVI a convertible note, which may be converted into an aggregate of 15,000,000 Post-Split Common Shares of the Registrant. The Company relied upon the exemption from registration under Section 4(2) in connection with the issuance of the convertible note.

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Item 5.01 Changes in Control of Registrant

On the Closing Date, pursuant to the terms of the Share Purchase Agreement, the Registrant acquired all of the outstanding equity securities of EGOOS BVI from the sole shareholder of EGOOS BVI; and the shareholder of EGOOS BVI transferred and contributed all of their issued and outstanding shares of EGOOS BVI to the Registrant. In exchange, the Registrant issued to the sole shareholder of EGOOS BVI a convertible note, which may be converted into 15,000,000 Post-Split Common Shares of the Registrant, representing approximately 75.3% of all Post-Split Common Shares. The change in control of Registrant will occur upon Conversion of such convertible note.

On October 19, 2015, two (2) incoming directors were appointed to the Board (as detailed in Item 5.02 herein below).

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a) Appointment of Directors and Officers

On October 16, 2015, the following persons were appointed as our directors and officers:

Directors and Executive Officers	Age	Position / Title
Zuyue Xiang	45	Chief Executive Officer and Director
Xinqian Zhang	25	Director and Secretary

For further information on these individuals, please see the Section entitled “Item 5 Directors and Executive Officers” herein above.

(b) Employment Agreements

Mr. Zuyue Xiang (in his capacity as general manager of Shenzhen Exce-card) has a written employment agreement with Shenzhen Exce-card for a term of 5 years from January 1, 2015 to December 31, 2019. Mr. Xiang receives an annual salary of RMB 420,000 (approximately $66,062.67).

(c) Departure of Directors or Principal Officers

Ms. Mei Yang resigned from her position as the Company’s Chief Executive Officer on October 16, 2015.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Acquisition, the Company is expected to effectuate a 1:20 reverse split of its common stock on or after November 10, 2015, effectively reducing the number of issued and outstanding shares of common stock to 4,920,250 shares.

The Company is expected to file an amendment to its Certificate of Incorporation to reflect the Reverse Split on or after November 10, 2015.

Item 5.06 Change in Shell Company Status.

As explained more fully in Item 2.01 above, the Registrant was a “shell company” (as such term defined in Rule 12b-2 under the Exchange Act) immediately before the Closing of the Acquisition. As a result of the Acquisition, EGOOS BVI became wholly owned subsidiary and Guangzhou Yuzhi and its Subsidiaries became the main operational businesses of the Registrant, which is no longer a shell company. Reference is made to Item 2.01 for a more complete description of the transaction and the business of the Registrant subsequent to the Closing date.

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Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of the business acquired.

Exhibit 99.1 – Audited Financial Statements of EGOOS HK for the fiscal year ended December 31, 2014 (5)

Exhibit 99.2 – Unaudited Pro Forma Consolidated Financial Statements of Wave Sync Corp. as of June 30, 2015 and the corresponding footnotes (5)

Exhibit 99.3 – Audited Financial Statements of Wave Sync Corp. for the fiscal years ended December 31, 2014, 2013, 2012, 2011 and 2010, respectively (5)

Exhibit 99.4 – Unaudited Financial Statements of Wave Sync Corp. for the six months ended June 30, 2015 and 2014 (5)

Exhibit 99.5 – Audited Financial Statements of Shenzhen Qianhai Exce-card Company Limited for the fiscal years ended December 31, 2014 and 2013, respectively (5)

Exhibit 99.6 – Unaudited Financial Statement of Shenzhen Qianhai Exce-card Company Limited for the period ended June 30, 2015 (5)

Exhibit 99.7 – Consolidated Audited Financial Statements of EGOOS BVI for the fiscal year ended December 31, 2014 (5)

(b)	Exhibits.

Exhibit No.	Description
2.1	Share Purchase Agreement, dated October 19, 2015, by and among the Registrant, EGOOS BVI and Shareholders of EGOOS BVI (1)
3.1	Certification of Incorporation of the Registrant (2)
3.2	Company’s Restated Certificate of Incorporation, dated August 12, 1998 (2)
3.3	Certificate of Amendment to the Company’s Certificate of Incorporation, dated August 8, 2006 (2)
3.4	Certificate of Amendment to the Company’s Certificate of Incorporation, dated September 8, 2006 (2)
3.5	Certificate of Amendment to the Company’s Certificate of Incorporation, dated December 1, 2015 (5)
3.6	Amended and Restated Bylaws of the Registrant (3)
4.1	Convertible Note dated October 19, 2015 (1)
10.1	Exclusive Service Agreement, dated August 5, 2015, by and among Guangzhou Yuzhi, Shenzhen Exce-card, Guangzhou Rongsheng and the WFOE (1)
10.2	Voting Rights Proxy Agreement, dated August 5, 2015, by and among Guangzhou Yuzhi, its shareholders, Shenzhen Exce-card, Guangzhou Rongsheng and the WFOE (1)
10.3	Equity Pledge Agreement, dated August 5, 2015, by and among Guangzhou Yuzhi, its shareholders, Shenzhen Exce-card, Guangzhou Rongsheng and the WFOE (1)
10.4	Call Option Agreement, dated August 5, 2015, by and among Guangzhou Yuzhi, its shareholders, Shenzhen Exce-card, Guangzhou Rongsheng and the WFOE (1)
10.5	Partnership Agreement with UINT dated August 7, 2014 and its Amendment dated March 27, 2015 (1)
10.6	Unofficial English translation of Cooperation Agreement, dated July 23, 2014, by and between Shenzhen Exce-card and Hengbao (5)
10.7	Unofficial English translation of Cooperation Agreement, dated July 7, 2014, by and between Shenzhen Exce-card and Tianyu (5)
10.8	Unofficial English translation of Cooperation Agreement, dated September 28, 2015, by and between Shenzhen Exce-card and Hengbao (5)
10.9	Unofficial English translation of Preparation Service Agreement, dated May 1, 2015, by and between Shenzhen Exce-card and Tianyu (5)
99.1	Audited Financial Statements of EGOOS HK for the fiscal year ended December 31, 2014 (5)
99.2	Unaudited Pro Forma Consolidated Financial Statements of Wave Sync Corp. as of June 30, 2015 and the corresponding footnotes (1)
99.3	Audited Financial Statements of Wave Sync Corp. for the fiscal years ended December 31, 2014, 2013, 2012, 2011 and 2010 respectively (4)
99.4	Unaudited Financial Statements of Wave Sync Corp. for the six months ended June 30, 2015 and 2014 (4)
99.5	Audited Financial Statements of Shenzhen Qianhai Exce-card Company Limited for the fiscal years ended December 31, 2014 and 2013, respectively (1)
99.6	Unaudited Financial Statements of Shenzhen Qianhai Exce-card Company Limited for the period ended June 30, 2015 (1)
99.7	Consolidated Audited Financial Statements of EGOOS BVI for the fiscal year ended December 31, 2014 (5)

*	Filed herewith
(1)	Incorporated by reference to the Company’s Current Report on Form 8-K as filed with the SEC on October 20, 2015 (i.e., the “Original 8-K”).
(2)	Incorporated by reference to the Company’s Current Report on Form 8-K as filed with the SEC on December 20, 2007.
(3)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2008.
(4)	Incorporated by reference to the Company’s Annual Report on Form 10-K for the period ended December 31, 2014.
(5)	Incorporated by reference to the Amendment No. 1 to the Company’s current report on Form 8-K as filed with the SEC on December 14, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 26, 2016	WAVE SYNC CORP.

	By:	/s/ Zuyue Xiang
	Name:	Zuyue Xiang
	Title:	Chief Executive Officer

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